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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SEMGROUP CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SEMGROUP CORPORATION
Two Warren Place
6120 S. Yale Avenue, Suite 700
Tulsa, Oklahoma 74136-4216

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 22, 2013

Dear Stockholders:

        The Annual Meeting of Stockholders of SemGroup Corporation, a Delaware corporation, will be held at the Doubletree by Hilton Hotel Tulsa at Warren Place, 6110 South Yale Avenue, Tulsa, Oklahoma 74136, on May 22, 2013, at 9:00 a.m., local time, for the following purposes:

  1.
  To elect the seven nominees named in the accompanying proxy statement to our Board of Directors;

  2.
  To consider and act on an advisory vote to approve the compensation of our executive officers disclosed in the accompanying proxy statement;

  3.
  To approve the SemGroup Employee Stock Purchase Plan;

  4.
  To consider and act upon a proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for 2013; and

  5.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Stockholders of record at the close of business on April 4, 2013, the record date, are entitled to notice of, and to vote at, the Annual Meeting. Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, we hope you will take the time to vote your shares. If you are a stockholder of record, you may vote over the Internet, by telephone or by completing and mailing the enclosed proxy card in the envelope provided. If your shares are held in "street name," that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

By Order of the Board of Directors,

Candice L. Cheeseman
General Counsel and Secretary

Tulsa, Oklahoma
April 18, 2013

        Important Notice Regarding the Availability of Proxy Materials for the 2013 Annual Meeting of Stockholders to be Held on May 22, 2013:

        Stockholders may view the accompanying proxy statement, our form of proxy and our 2012 Annual Report to Stockholders over the Internet by accessing our website at http://www.semgroupcorp.com.

SEMGROUP CORPORATION
Two Warren Place
6120 S. Yale Avenue, Suite 700
Tulsa, Oklahoma 74136-4216

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 22, 2013

        This proxy statement is furnished in connection with the solicitation by the Board of Directors of SemGroup Corporation, a Delaware corporation (the "Company," "SemGroup," "we," "our" or "us"), of proxies to be voted at the Annual Meeting of Stockholders to be held on May 22, 2013, or at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. This proxy statement and accompanying proxy were first sent on or about April 18, 2013, to stockholders of record on April 4, 2013.

        Only holders of record of our Class A Common Stock (the "Class A Common Stock") and Class B Common Stock (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock" or "Voting Stock") at the close of business on the record date, April 4, 2013, will be entitled to notice of, and to vote at, the Annual Meeting. We have authorized under our Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") 90,000,000 shares of Class A Common Stock, of which 42,011,963 shares were outstanding as of the record date and are entitled to be voted at the Annual Meeting, and 10,000,000 shares of Class B Common Stock, of which 28,235 shares were outstanding as of the record date and are entitled to be voted at the Annual Meeting. At the Annual Meeting, holders of Class A Common Stock and Class B Common Stock will have one vote per share. All outstanding shares of Voting Stock are entitled to vote as a single class on all proposals submitted to a vote at the Annual Meeting. There is no cumulative voting with respect to the election of directors.

        For more information about this solicitation and voting, please see the Questions and Answers section below.

QUESTIONS AND ANSWERS

Q:
Who is soliciting my proxy?

A:
The Board of Directors of SemGroup (the "Board of Directors" or the "Board").

Q:
Where and when is the Annual Meeting?

A:
9:00 a.m., local time, May 22, 2013 at the Doubletree by Hilton Hotel Tulsa at Warren Place, 6110 South Yale Avenue, Tulsa, Oklahoma 74136.

Q:
What am I voting on at the Annual Meeting?

A:
•            The election of the seven nominees named in this proxy statement to our Board of Directors.

•
An advisory vote on executive compensation.

•
The approval of the SemGroup Employee Stock Purchase Plan.

•
The ratification of BDO USA, LLP as our independent registered public accounting firm for 2013.

Q:
How does the Board of Directors recommend I vote?

A:
Please see the information included in this proxy statement relating to each of the matters to be voted on. Our Board of Directors recommends that you vote:

•
"FOR" the election of all of the nominees for director named in this proxy statement;

•
"FOR" the approval, on an advisory basis, of the compensation of our executive officers named in this proxy statement;

•
"FOR" the approval of the SemGroup Employee Stock Purchase Plan as described in this proxy statement; and

•
"FOR" ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2013.

Q:
How do I vote?

A:
Stockholders of Record.    If you are a stockholder of record, you may vote by using any of the following methods:

•
VOTE BY INTERNET:  You may use the Internet to vote by following the simple instructions on the enclosed proxy card. When voting by Internet, you will need to have your proxy card in hand, so that you can reference the required Control Number.

•
VOTE BY TELEPHONE:  You may use any touch-tone telephone to vote by following the simple instructions on the enclosed proxy card. You will need to have your proxy card in hand when you call so that you can reference the required Control Number.

•
VOTE BY MAIL:  You may vote by marking, signing and dating your proxy card and promptly returning it in the enclosed postage-paid envelope.

  The persons named as your proxy holders on the proxy card will vote the shares represented by your proxy in accordance with the specifications you make. If no specification is made, such shares will be voted:

  •
  "FOR" the election of all of the nominees for director named in Proposal 1; and

  •
  "FOR" Proposals 2, 3 and 4.

  Please carefully consider the information contained in this proxy statement. Whether or not you expect to attend the Annual Meeting in person, we urge you to vote by Internet or telephone, or by signing, dating and returning the enclosed proxy card as promptly as possible in the postage-paid envelope provided, to ensure your representation and the presence of a quorum at the Annual Meeting. Stockholders of record desiring to vote in person at the Annual Meeting may vote on the ballot provided at the meeting.

  Beneficial Owners.    If your shares are held in a brokerage account, by a bank, by a trustee, or by another nominee, please follow the voting instructions provided by your broker or other nominee. Most brokers or other nominees permit their customers to vote by telephone or by Internet, in addition to voting by signing, dating and returning the voting instruction form in the postage-paid envelope provided.

  Beneficial owners desiring to vote at the Annual Meeting will need to contact the broker, bank, trustee, or other nominee that is the holder of record of their shares to obtain a "legal proxy" to bring to the Annual Meeting.

Q:
Who will count the vote?

A:
Representatives of Computershare will count the votes and serve as the inspector of the election.

Q:
What constitutes a quorum?

A:
Stockholders representing at least a majority of our outstanding Voting Stock as of the record date must be present at the Annual Meeting, either in person or by proxy, for there to be a quorum. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Q:
What vote is needed for these proposals to be adopted?

A:
Proposal 1—Election of Directors.    The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. This means that the nominees with the largest number of votes "for" will be elected as directors, up to the maximum number of directors to be chosen at the election. With respect to the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or vote in favor of all nominees except any specific nominee(s) listed as to which you withhold your votes. Votes withheld are deemed present at the meeting and thus will be counted for purposes of determining whether there is a quorum.

Proposal 2—Advisory Vote on Executive Officer Compensation.    The approval, on an advisory basis, of the compensation paid to our executive officers named in this proxy statement requires the affirmative vote of a majority of shares of Voting Stock present or represented by proxy and entitled to vote thereon at the Annual Meeting. Abstentions, which are included in the calculation of the number of shares present or represented by proxy and entitled to vote at the Annual Meeting, will have the effect of a vote against the proposal. The results of the advisory vote on executive officer compensation will not be binding on SemGroup or the Board of Directors.

Proposal 3—Approval of the SemGroup Employee Stock Purchase Plan.    The approval of the SemGroup Employee Stock Purchase Plan requires the affirmative vote of a majority of shares of Voting Stock present or represented by proxy and entitled to vote thereon at the Annual Meeting. Abstentions with respect to the approval of the SemGroup Employee Stock Purchase Plan will have the effect of a vote against the proposal.

Proposal 4—Ratification of Independent Registered Public Accounting Firm.    The appointment of BDO USA, LLP as our independent registered public accounting firm for the year 2013 will be ratified if a majority of the shares of Voting Stock present or represented by proxy and entitled to vote, vote in favor. Abstentions with respect to the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm will have the effect of a vote against the proposal.

  A broker non-vote will have no effect on the outcome of the election of directors or any of the other proposals.

Q:
How will my shares be voted if they are held in a broker's name?

A:
If you hold your shares through an account with a bank or broker, the bank or broker may vote your shares on some matters even if you do not provide voting instructions. Brokerage firms have the authority under the New York Stock Exchange rules to vote shares on certain matters (such as the ratification of independent registered public accounting firm) when their customers do not provide voting instructions. However, on other "non-routine" matters, when the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on that matter and a "broker non-vote" occurs. The election of directors, the proposal seeking approval, on an advisory basis, of the compensation paid to our named executive officers and the proposal seeking approval of the SemGroup Employee Stock Purchase Plan are considered "non-routine" matters. Accordingly, if you hold your shares through an account with a bank or broker, such organization may not vote your shares on these important proposals unless you have provided specific instructions as how to vote on these proposals. Please be sure to give specific voting instructions to your bank or broker so that your vote may be counted.

Q:
What should I do now?

A:
You should vote your shares by the Internet, by telephone or by returning your signed and dated proxy card in the enclosed postage-paid envelope as soon as possible so that your shares will be represented at the Annual Meeting.

Q:
Who conducts the proxy solicitation and how much will it cost?

A:
We are asking for your proxy for the Annual Meeting and will pay all the costs of asking for stockholder proxies. We can ask for proxies through the mail or by telephone, fax, or in person. We can use our directors, officers and employees to ask for proxies. These people do not receive additional compensation for these services. In addition, we have retained D.F. King & Co., Inc. to aid in the solicitation of proxies. For these services, we will pay D.F. King a fee of $10,000 plus out-of-pocket disbursements and expenses. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of our Common Stock.

Q:
Can I revoke my proxy?

A:
Yes. You can change your vote in one of four ways at any time before your proxy is used. First, you can enter a new vote by telephone or Internet. Second, you can revoke your proxy by giving written notice to the Secretary of SemGroup at any time before it is voted. Third, you can send a later dated proxy changing your vote. Fourth, you can attend the Annual Meeting and vote in person.

Q:
Who should I call with questions?

A:
If you have questions about the Annual Meeting, you should call Candice L. Cheeseman, Secretary, at (918) 524-8100.

Q:
When are the stockholder proposals for the Annual Meeting held in 2014 due?

A:
In order to be considered for inclusion in our proxy materials, you must submit proposals for next year's annual meeting in writing to our Secretary at our executive offices at Two Warren Place, 6120 S. Yale Avenue, Suite 700, Tulsa, Oklahoma 74136, on or prior to December 19, 2013. Such proposals also must comply with Rule 14a-8 under the Securities Exchange Act of 1934.

  In accordance with our Amended and Restated Bylaws, a stockholder who intends to submit a proposal for consideration, but not for inclusion in our proxy materials, must provide written notice of the matter to our Secretary at Two Warren Place, 6120 S. Yale Avenue, Suite 700, Tulsa, Oklahoma 74136, not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our Amended and Restated Bylaws (and not pursuant to Rule 14a-8 under the Securities Exchange Act of 1934) must be received no earlier than January 22, 2014, and no later than February 21, 2014.

PROPOSAL 1

ELECTION OF DIRECTORS

        Our Amended and Restated Bylaws provide that our Board of Directors shall consist of not less than three nor more than eleven directors, as determined from time to time by resolution of the Board of Directors. The number of directors is currently fixed at seven. Directors are elected by the stockholders to serve for a one-year term expiring at the next annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. The term of the current directors will expire at the Annual Meeting.

        In accordance with the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Ronald A. Ballschmiede, Sarah M. Barpoulis, John F. Chlebowski, Karl F. Kurz, James H. Lytal, Thomas R. McDaniel and Norman J. Szydlowski to the Board of Directors. All of the nominees are presently directors of SemGroup.

        The persons named as proxies in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed in such proxy, for the election of each of the nominees for director. Should any nominee named herein become unable for any reason to stand for election as a director, it is intended that the persons named in such proxy will vote for the election of such other person or persons as the Nominating and Corporate Governance Committee may recommend and the Board of Directors may propose to replace such nominee. We know of no reason why any of the nominees will be unavailable or unable to serve.

Our Board of Directors recommends a vote "FOR" all nominees for directors.

 Nominees for Directors

        Set forth below is information with respect to each nominee for director, including information they have furnished as to his or her principal occupation or employment for the past five or more years and certain other directorships held. Each nominee's information below also includes a summary of each individual's experience, qualifications, attributes and skills that have led to the conclusion that each individual should serve as a director. In addition to the specific experiences, qualifications, attributes and/or skills set forth below, each nominee generally has demonstrated the highest professional and personal ethics, a broad range of experience in business, government and/or technology, the ability to provide insights and practical wisdom based on his or her experience and expertise, a commitment to enhancing stockholder value, compliance with legal and regulatory requirements and the ability to develop a good working relationship with other Board members and contribute to the Board's working relationship with senior management of SemGroup. See "—Corporate Governance—Consideration of Director Nominees" below for additional information regarding director nominees and the nominating process.

        Ronald A. Ballschmiede, age 57, has served as a director of SemGroup since November 2009. He currently serves as Chairman of the Board's Audit Committee. Since 2006, Mr. Ballschmiede has served as executive vice president and chief financial officer of Chicago Bridge & Iron Co. N.V. ("CB&I"), a leading engineering, procurement and construction company that focuses on the energy and natural resource industry. Prior to joining CB&I, he had a 29-year career in public accounting, primarily focused on serving public companies in the manufacturing and construction industry. From 2002 until 2006, Mr. Ballschmiede served as a partner with Deloitte & Touche LLP. From 1977 to 2002, he was employed by Arthur Andersen, LLP, becoming a partner in its audit division in 1989. Mr. Ballschmiede graduated from Northern Illinois University with a Bachelor of Science degree in accounting and is a certified public accountant.

        Mr. Ballschmiede provides the Board with extensive accounting and financial expertise gained from his service as executive vice president and chief financial officer of CB&I and his prior experience as a partner of Deloitte & Touche LLP and Arthur Andersen, LLP. His experience and knowledge make him a valuable contributor of financial, accounting and risk management expertise to the Board. Mr. Ballschmiede qualifies as an "audit committee financial expert" as defined by the Securities and Exchange Commission.

        Sarah M. Barpoulis, age 48, has served as a director of SemGroup since November 2009. She currently serves on the Audit Committee and Compensation Committee of the Board of Directors. Since 2003, she has provided asset management and advisory services to the merchant energy sector through Interim Energy Solutions, LLC, a company she founded. From 1991 to February 2003, Ms. Barpoulis was employed with PG&E National Energy Group, Inc., now known as National Energy & Gas Transmission, Inc. ("National Energy"), a company that developed, built, owned and operated electric generating and natural gas pipeline facilities and provided energy trading, marketing and risk management services, last serving as senior vice president, commercial operations and trading from 2000. In July 2003, National Energy and certain of its affiliates voluntarily filed for protection under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Maryland and emerged from bankruptcy in October 2004 to sell its major operating business units pursuant to its court-approved plan of reorganization. Ms. Barpoulis serves on the board of directors of South Jersey Industries, an energy services holding company with utility and non-utility operations. She is also a director of South Jersey Energy Company. She previously served as a director of Reliant Energy, Inc. from 2006 to 2008. Ms. Barpoulis has a master's degree in business administration from the Tuck School of Business at Dartmouth College and a Bachelor of Science and engineering degree from Princeton University.

        Ms. Barpoulis provides the Board with valuable executive-level leadership experience and risk management and business planning expertise obtained from her consulting services provided through Interim Energy Solutions, LLC and her varied roles of increasing responsibility with National Energy. She has received a Certificate of Director Education from the NACD and qualifies as an "audit committee financial expert" as defined by the Securities and Exchange Commission. Her risk management expertise, background and prior board and work experience allow her to be a valuable contributor to the Board.

        John F. Chlebowski, age 67, has served as a director and Chairman of the Board of Directors of SemGroup since November 2009. Mr. Chlebowski served as president and chief executive officer of Lakeshore Operating Partners, LLC, a bulk liquid distribution firm, from March 2000 until his retirement in December 2004. From July 1999 until March 2000, he was a senior executive and co-founder of Lakeshore Liquids Operating Partners, LLC, a private venture firm in the bulk liquid distribution and logistics business, and from January 1998 until July 1999, he was a private investor and consultant in bulk liquid distribution. Prior to that, he was employed from 1994 until 1997 as president and chief executive officer of GATX Terminals Corporation, a subsidiary of GATX Corporation, and, prior to that, as vice president of finance and chief financial officer of GATX Corporation. He has served in the financial and energy segments of W.R. Grace & Co. Mr. Chlebowski is a director of First Midwest Bancorp, Inc., a bank holding company, and NRG Energy, Inc., a Fortune 500 company which owns and operates one of the largest and most diverse power generation portfolios in the United States. He is a former director of Laidlaw International, Inc., Phosphate Resource Partners and SpectraSite, Incorporated. Mr. Chlebowski graduated from Pennsylvania State University with a master's degree in business administration. He also has a Bachelor of Science degree from the University of Delaware.

        Mr. Chlebowski provides the Board a broad level of experience as a current and former director of a number of public companies and as a result of his executive leadership and financial management positions in diversified businesses, including, relevant to SemGroup's business, the bulk liquid distribution business. In addition, Mr. Chlebowski has significant experience serving on the audit committee and compensation committee of other boards, including as chairman of both the compensation and the audit committees, and qualifies as an "audit committee financial expert" as defined by the Securities and Exchange Commission. He has also served on the nominating/governance committee of several public companies identified above. His broad and extensive management and financial experience, leadership skills and corporate governance and related board knowledge allow him to be a valuable contributor to the Board as its Chairman.

        Karl F. Kurz, age 51, has served as a director of SemGroup since November 2009. He currently serves as Chairman of the Compensation Committee and on the Nominating and Governance Committee of the Board of Directors. From September 2009 through September 2012, Mr. Kurz served as a managing director of CCMP Capital Advisors, LLC, a global private equity firm. From 2000 to March 2009, he was employed with Anadarko Petroleum Corporation, one of the largest independent oil and gas exploration and production companies in the world, last serving as chief operating officer from December 2006. Prior to this position, he served Anadarko Petroleum Corporation in various capacities, including as senior vice president, North America operations, midstream and marketing, general manager, U.S. onshore, senior vice president, marketing, and vice president, marketing. Prior to joining Anadarko Petroleum Corporation, Mr. Kurz previously served as general manager of midstream and marketing for Vastar Resources, Inc. and, prior to that, as manager of crude oil marketing for ARCO Oil & Gas Company. He currently serves on the boards of Global Geophysical Services, Inc. and Newark Energy LLC and previously served on the board of Western Gas Partners from December 2007 through March 2009. Mr. Kurz graduated with a Bachelor of Science degree in petroleum engineering from Texas A&M University. He is also a graduate of Harvard University Business School's advanced management program.

        Mr. Kurz provides the Board extensive knowledge of the midstream energy services industry and executive-level leadership experience gained through his services provided to Anadarko Petroleum Corporation, Vastar Resources, Inc. and Arco Oil & Gas Company as described above. In addition, he brings public company board experience to our Board. His industry knowledge, executive-level leadership experience in relatively complex organizations and public company board experience allow Mr. Kurz to be a qualified and valuable contributor to the Board.

        James H. Lytal, age 55, has served as a director of SemGroup since November 2011. He serves on the Compensation Committee and Nominating and Corporate Governance Committee of the Board of Directors. Since April 2009, Mr. Lytal has served as a senior advisor to Global Infrastructure Partners, a New York based partnership that invests in infrastructure assets globally. From 1994 to 2004, Mr. Lytal was president of Leviathan Gas Pipeline Partners, which later became El Paso Energy Partners, and then Gulfterra Energy Partners, where he served on the board of directors. In 2004, Gulfterra Energy Partners merged with Enterprise Products Partners, the largest publicly-traded energy partnership in the United States, with more than $31 billion in midstream energy assets, where Mr. Lytal served as executive vice president until 2009. From 1998 to 2008, he was directly involved in the development of over $3 billion in offshore platform and oil and gas pipeline projects. Having entered the energy industry in 1980, Mr. Lytal's business experience includes midstream mergers, acquisitions and master limited partnership drop-downs, as well as onshore midstream and deepwater asset development and management. He graduated from the University of Texas at Austin with a Bachelor of Science degree in petroleum engineering.

        Mr. Lytal has over 30 years of experience in the midstream/MLP industry and provides the Board a broad range of knowledge and understanding in the management of midstream assets. His experience, executive leadership skills and familiarity with governance issues, particularly in the midstream sector, qualify him as a valuable and resourceful member of the Board.

        Thomas R. McDaniel, age 64, has served as a director of SemGroup since November 2009. He currently serves as Chairman of the Nominating and Governance Committee and on the Audit Committee of the Board of Directors. Mr. McDaniel was executive vice president, chief financial officer and treasurer of Edison International, a generator and distributor of electric power and investor in infrastructure and energy assets, before retiring in July 2008 after 37 years of service. Prior to January 2005, he was chairman, chief executive officer and president of Edison Mission Energy, Edison International's power generation subsidiary specializing in the development, acquisition, construction, management and operation of power production facilities. Prior to that, Mr. McDaniel served as president and chief executive officer of Edison Capital, a capital and financial services business subsidiary which invests worldwide in energy and infrastructure projects. Mr. McDaniel serves on the board of directors of SunPower Corporation, a manufacturer of high-performance solar electric systems worldwide for residential, commercial and utility-scale power plant customers. He also currently serves on the board of directors of Cypress Envirosystems, a subsidiary of Cypress Semiconductor Corp., Tendril, Inc. and the Senior Care Action Network (SCAN). Mr. McDaniel graduated from the University of California with a Bachelor of Science degree.

        Mr. McDaniel has extensive operational and financial management experience gained from his roles of increasing responsibility with Edison International, a public company with annual revenue of $14.1 billion in fiscal 2008. In addition, he provides the Board with his experience as a director and audit committee member of a public company. Mr. McDaniel's operational and financial management experience and his understanding of the role of board of directors allow him to be a valued contributor to the Board. Mr. McDaniel qualifies as an "audit committee financial expert" as defined by the Securities and Exchange Commission.

        Norman J. Szydlowski, age 61, has served as a director and as President and Chief Executive Officer of SemGroup since November 2009. Mr. Szydlowski also serves as chairman of the board of directors, president and chief executive officer of our wholly-owned subsidiary Rose Rock Midstream GP, LLC, the general partner of Rose Rock Midstream, L.P. From January 2006 until January 2009, Mr. Szydlowski served as president and chief executive officer of Colonial Pipeline Company, an interstate common carrier of petroleum products. From 2004 to 2005, he served as a senior consultant to the Iraqi Ministry of Oil in Baghdad on behalf of the U.S. Department of Defense, where he led an advisory team in the rehabilitation, infrastructure security and development of future strategy of the Iraqi oil sector. From 2002 until 2004, he served as vice president of refining for Chevron Corporation (formerly ChevronTexaco), one of the world's largest integrated energy companies. Mr. Szydlowski joined Chevron in 1981 and served in various capacities of increasing responsibility in sales, planning, supply chain management, refining and plant operations, transportation and construction engineering. Mr. Szydlowski serves on the board of directors of NGL Energy Holdings LLC, the general partner of NGL Energy Partners LP, an owner and operator of midstream wholesale and retail propane storage and distribution assets, crude oil logistics and water treatment services. Mr. Szydlowski graduated from Indiana University in Bloomington with a master's degree in business administration. He also holds a Bachelor of Science degree in mechanical engineering from Kettering University.

        As the President and Chief Executive Officer of SemGroup, Mr. Szydlowski provides a management representative on the Board with knowledge of the day-to-day operations of SemGroup obtained as a result of his role. Thus, he can facilitate the Board's access to timely and relevant information and its oversight of management's strategy, planning and performance. In addition, Mr. Szydlowski brings to the Board considerable management and leadership experience, most recently as president and chief executive officer of Colonial Pipeline Company, and extensive knowledge of the energy industry and of our business gained during his over 30-year career in the energy business.

Corporate Governance

        Our Board of Directors is committed to sound and effective governance practices. Our Board of Directors has adopted corporate governance guidelines titled "Corporate Governance Guidelines and Principles of the Board of Directors" which provide a framework of governance principles and procedures to assist in the operation of the Board of Directors. The guidelines address, among other things, director qualifications, director independence, composition of the Board, director responsibilities, Board committees, Board self-evaluation and management review and succession. The Nominating and Corporate Governance Committee reviews the guidelines periodically, and the guidelines may be amended at any time upon recommendation by Nominating and Corporate Governance Committee and approval of the Board of Directors.

        SemGroup has a Code of Business Conduct and Ethics for directors, officers (including the chief executive officer, principal financial officer and principal accounting officer) and employees. SemGroup also has a separate Code of Ethics for the Chief Executive Officer and Senior Financial Officers, which contain provisions specifically applicable to our chief executive officer and senior financial officers, including our chief financial officer and chief accounting officer.

        The Corporate Governance Guidelines and Principles, the Code of Business Conduct and Ethics and the Code of Ethics for the Chief Executive Officer and Senior Financial Officers are available on our website at http://www.semgroupcorp.com under the "Corporate Information—Governance Documents" caption on the "Investor Relations" page and copies of these documents may also be obtained in print by any stockholder who requests them from our corporate secretary. If we amend the Code of Business Conduct and Ethics or Code of Ethics for the Chief Executive Officer and Senior Financial Officers or waive the Code of Business Conduct and Ethics or Code of Ethics for the Chief Executive Officer and Senior Financial Officers with respect to the chief executive officer, principal financial officer or principal accounting officer, we will post the amendment or waiver, as the case may be, at the same location on our website.

        Director Independence.    Our Board of Directors has adopted a formal set of categorical independence standards with respect to the determination of director independence based on the New York Stock Exchange, or the NYSE, listing standards. These standards are set forth in our Director Nomination Policy which is available on our website at http://www.semgroupcorp.com under the "Corporate Information—Governance Documents" caption on the "Investor Relations" page. The provisions of the Director Nomination Policy regarding director independence meet and in some areas exceed the listing standards of the NYSE. In order to be considered independent a director must be determined to have no material relationship with the Company other than as a director.

        Under the Director Nomination Policy, an "independent director" is one who:

  •
  has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company;

  •
  is not an employee of the Company and no member of his or her immediate family is an executive officer of the Company;

  •
  has not been employed by the Company and no member of his or her immediate family has been an executive officer of the Company during the past three years;

  •
  has not received, and no member of his or her immediate family has received, more than $100,000 per year in direct compensation from the Company in any capacity other than as a director or as a pension for prior service during the past three years;

  •
  (i) is not and no member of his or her immediate family is a current partner of a firm that is the Company's internal or external auditor; (ii) is not a current employee of the Company's internal or external auditor; (iii) does not have an immediate family member who is a current employee of the Company's internal or external auditor and who participates in that firm's audit, assurance or tax compliance (but not tax planning) practice; and (iv) within the last three years was not, and no member of his or her immediate family was (and no longer is), a partner or employee of the Company's internal or external auditor and personally worked on the Company's audit within that time;

  •
  is not and no member of his or her immediate family is currently, and for the past three years has not been, and no member of his or her immediate family has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that employs the director or an immediate family member of the director;

  •
  is not an executive officer or an employee, and no member of his or her immediate family is an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single year, exceeds the greater of $1 million or two percent of such other company's consolidated revenues during any of the past three years;

  •
  is free of any relationships with the Company that may impair, or appear to impair, his or her ability to make independent judgments; and

  •
  is not and no member of his or her immediate family is employed as an executive officer of a charitable organization that receives contributions from the Company or a Company charitable trust in an amount which exceeds the greater of $1 million or two percent of such charitable organization's total annual receipts.

        For purposes of determining a "material relationship," the following standards are utilized:

  •
  any payments by the Company to a director's primary business affiliation or the primary business affiliation of an immediate family member of a director for goods or services, or other contractual arrangements, must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and

  •
  the aggregate amount of such payments must not exceed two percent of the Company's consolidated gross revenues; provided, however, there may be excluded from this two percent standard payments arising from (i) competitive bids which determined the rates or charges for the services and (ii) transactions involving services at rates or charges fixed by law or governmental authority.

        For purposes of these independence standards, (i) immediate family members of a director include the director's spouse, parents, stepparents, children, stepchildren, siblings, mother- and father-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone (other than domestic employees) who shares the director's home and (ii) the term "primary business affiliation" means an entity of which the director is a principal/executive officer or in which the director holds at least a 5% equity interest.

        In accordance with the Director Nomination Policy and the current director independence standards of the NYSE, the Board undertook its annual review of director and director nominee independence. During this review, the Board considered transactions and relationships between each director and director nominee or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between directors, nominees or any member of their immediate family (or any entity of which a director, director nominee or an immediate family member is an executive officer, general partner or significant equity holder). As provided in the Director Nomination Policy and the NYSE independence standards, the purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director or nominee is independent.

        The Board of Directors has affirmatively determined that each of Mr. Ballschmiede, Ms. Barpoulis, Mr. Chlebowski, Mr. Kurz, Mr. Lytal and Mr. McDaniel, current directors of the Company, are independent under the standards set forth in the Director Nomination Policy and the current director independence standards of the NYSE. Mr. Szydlowski is not considered to be independent because of his current employment as our Chief Executive Officer.

        Board Meetings and Attendance.    The Board held eight meetings during the year ended December 31, 2012. During that year, each of our directors attended at least 75 percent of the aggregate number of Board meetings and meetings held by all committees on which he or she then served. In addition, the Board of Directors took action four times during 2012 by unanimous written consent.

        Director Attendance at Annual Meeting of Stockholders.    Each director is encouraged to participate in our annual meetings of stockholders. Each of our directors then serving attended our 2012 annual meeting of stockholders.

        Board Leadership Structure and Role in Risk Oversight.    While we currently separate the offices of Chairman of the Board and Chief Executive Officer, our Corporate Governance Guidelines and Principles specify that the Board of Directors has no policy mandating the separation of the offices of Chairman of the Board and Chief Executive Officer, as our Board believes it is in our best interest to have flexibility in selecting our Chairman and board leadership structure as future circumstances may warrant. Our Board's oversight of risk management (discussed below) has had no effect on our leadership structure.

        Our Board of Directors has six independent members and only one non-independent member. A number of our independent board members are currently serving or have served as members of senior management or as directors of other public companies. Our Audit, Compensation and Nominating and Corporate Governance Committees are comprised solely of independent directors, each with a different independent director serving as chair of the committee. We believe that the number of independent, experienced directors that make up our Board of Directors, along with the independent oversight of the Board by the non-executive Chairman, benefits our Company and our stockholders.

        Our Board of Directors is responsible for oversight of our enterprise-wide risk and has approved our Comprehensive Risk Management Policy that reflects an enterprise-wide approach to risk management and considers both financial and non-financial risks. Our Comprehensive Risk Management Policy is designed to ensure we:

  •
  identify and communicate our risk appetite and risk tolerances;

  •
  establish an organizational structure that prudently separates responsibilities for executing, valuing and reporting our business activities;

  •
  value (where appropriate), report and manage all material business risks in a timely and accurate manner;

  •
  effectively delegate authority for committing our resources;

  •
  foster the efficient use of capital and collateral; and

  •
  minimize the risk of a material adverse event.

The Audit Committee of our Board of Directors has oversight responsibilities for the implementation of, and compliance with, our Comprehensive Risk Management Policy on behalf of the Board of Directors.

        While the Board of Directors oversees our risk management, our management is responsible for day-to-day risk management processes. We have established an executive management committee, comprised of corporate officers, which oversees the financial and non-financial risks associated with all activities governed by our Comprehensive Risk Management Policy, including: asset operations; marketing and trading; investments, divestitures, and other capital expenditures and dispositions; credit risk management; and other strategic activities. We also have a separate risk management group that is assigned responsibility for independently monitoring compliance with, reporting on, and enforcing the provisions of our Comprehensive Risk Management Policy.

        Board Committees.    The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of the current members of each of the committees qualifies as an "independent" director under the current listing standards of the New York Stock Exchange.

        The table shows the current membership of the Committees and identifies our independent directors:

Name	Audit	Compensation	Nominating and Corporate Governance	Independent Directors
Ronald A. Ballschmiede	X*			X
Sarah M. Barpoulis	X	X		X
John F. Chlebowski				X
Karl F. Kurz		X*	X	X
James H. Lytal		X	X	X
Thomas R. McDaniel	X		X*	X
Norman J. Szydlowski

*
Denotes Committee Chairman.

        Audit Committee.    The Board of Directors has determined that Ronald A. Ballschmiede, Sarah M. Barpoulis and Thomas R. McDaniel qualify as "audit committee financial experts" within the meaning of the regulations of the Securities and Exchange Commission. The Audit Committee has a written charter, which is available on our website at http://www.semgroupcorp.com. We have in place and circulated a "whistleblower policy" entitled "Audit Committee Accounting Concern Resolution Policy." The Audit Committee assists the Board of Directors in fulfilling its responsibilities by providing oversight relating to:

  •
  the integrity of our financial statements;

  •
  our systems of internal control over financial reporting and disclosure controls and procedures;

  •
  the engagement, compensation, independence and performance of our independent registered public accounting firm and their conduct of the annual audit of our financial statements and any other audit, review or attestation engagement;

  •
  our risk profile, including financial and non-financial risks;

  •
  compliance with our financial and risk management policies;

  •
  our legal and regulatory compliance;

  •
  the application of our related person transaction policy; and

  •
  the application of our codes of business conduct and ethics.

A more detailed description of the Audit Committee's responsibilities can be found in its charter.

        The Audit Committee held five meetings during 2012. In addition, the Audit Committee took action one time during 2012 by unanimous written consent.

        Compensation Committee.    The Compensation Committee has a written charter, which is available on our website at http://www.semgroupcorp.com. The Compensation Committee reviews and takes action for and on behalf of the Board of Directors with respect to management compensation policies and practices, including determining and approving the compensation for our executive officers (including our Chief Executive Officer), reviewing and approving management incentive compensation policies and programs and administrating our equity incentive plan. In addition, the Compensation Committee recommends the form and amount of non-employee director compensation to the Board of Directors, and the Board of Directors makes the final determination. The Compensation Committee has authority under its charter to obtain advice and seek assistance from compensation consultants and from internal and outside legal, accounting and other advisors.

        In considering and recommending the compensation of non-employee directors, the Compensation Committee may consider such factors as it deems appropriate, including historical compensation, level of compensation necessary to attract and retain non-employee directors meeting our desired qualifications and market data. The compensation for our non-employee directors was established effective upon our emergence from bankruptcy in November 2009. In connection with the review of our non-employee director compensation by the Compensation Committee in 2012, the Compensation Committee retained Mercer (US) Inc. to provide market information on non-employee director compensation, including annual board and committee retainers, board and committee meeting fees, committee chairperson fees and stock-based compensation.

        The Compensation Committee has discretion under its charter to form and delegate some or all of its authority to subcommittees composed entirely of independent directors. During 2012, the Compensation Committee did not form or utilize a subcommittee. More information describing the Compensation Committee's processes and procedures for considering and determining executive compensation, including the role of our Chief Executive Officer and consultants in determining or recommending the amount or form of executive compensation, is included in the Compensation Discussion and Analysis under "Executive Compensation" below.

        The Compensation Committee held six meetings during 2012.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee has a written charter, which is available on our website at http://www.semgroupcorp.com. The Nominating and Corporate Governance Committee is responsible for identifying and recommending nominees for election or re-election as directors by stockholders at each annual meeting of stockholders, as well as candidates to fill vacancies on the Board of Directors should vacancies occur. The Nominating and Corporate Governance Committee has the authority under its charter to retain a professional search firm to identify candidates. The Nominating and Corporate Governance Committee is also responsible for developing and recommending to the Board of Directors our Corporate Governance Guidelines and Principles.

        The Nominating and Corporate Governance Committee held three meetings during 2012.

        Consideration of Director Nominees.    The Nominating and Corporate Governance Committee has adopted a Director Nomination Policy, which is available on our website at http://www.semgroupcorp.com. The Committee will consider director candidates submitted to it by other directors, employees and stockholders. The Committee may engage professional search firms to assist it in identifying and evaluating potential candidates. Any stockholder recommendations of candidates proposed for consideration by the Nominating and Corporate Governance Committee should include the candidate's name and qualifications for director and should be addressed to: Secretary, Two Warren Place, 6120 S. Yale Avenue, Suite 700, Tulsa, Oklahoma 74136. In addition, as described below, our Amended and Restated Bylaws permit stockholders to nominate directors for consideration at a meeting of stockholders.

        In considering prospective nominees for the Board, the Nominating and Corporate Governance Committee will endeavor to find individuals of high integrity who have a solid record of accomplishment in their chosen fields and who possess the qualifications, qualities and skills to effectively represent the best interests of all stockholders. Candidates are selected for their ability to exercise good judgment and provide practical insights and diverse perspectives. The Nominating and Corporate Governance Committee considers the following qualifications at a minimum to be required in recommending to the Board potential new Board members or the continued service of existing members:

  •
  the highest professional and personal ethics;

  •
  broad experience in business, government, education or technology;

  •
  ability to provide insights and practical wisdom based on their experience and wisdom relevant to our lines of business;

  •
  commitment to enhancing stockholder value;

  •
  sufficient time to effectively carry out their duties; their service on other boards of public companies should be limited to no more than three directorships;

  •
  compliance with legal and regulatory requirements;

  •
  ability to develop a good working relationship with other Board members and contribute to the Board's working relationship with senior management of SemGroup; and

  •
  independence; a majority of the Board shall consist of independent directors, as defined in the Director Nomination Policy.

        Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Nominating and Corporate Governance Committee does, however, believe it appropriate for at least one member of the Board to meet the criteria for an "audit committee financial expert" as defined by the rules of the Securities and Exchange Commission. When considering potential nominees for the Board, the Committee will consider the criteria above and each potential nominee's individual skills and qualifications in context of the current composition of the Board and needs of the Board at such time. In connection therewith, the Committee will consider diversity in professional background, experience, expertise, perspective, age, gender and ethnicity with respect to Board composition as a whole. With respect to diversity, particular emphasis is placed on identifying candidates whose experiences, qualities and skills complement and augment those of other Board members with respect to the Board of Directors as a group.

        The Company's Corporate Governance Guidelines and Principles provide that a director who changes substantially the principal occupation, position or responsibility he or she had when elected to the Board should volunteer to resign from the Board. The Nominating and Corporate Governance Committee will have the opportunity to evaluate the continued appropriateness of Board membership under the facts and circumstances and make a recommendation to the Board whether to accept the resignation or request the director to continue to serve on the Board.

        Our Amended and Restated Bylaws permit stockholders to nominate directors for consideration at an annual meeting of stockholders. To nominate a director, stockholders must follow the procedures specified in our Amended and Restated Bylaws that require advance notice and certain other information. Stockholders must submit the candidate's name and qualifications in writing to our

Secretary at the following address: Secretary, SemGroup Corporation, Two Warren Place, 6120 S. Yale Avenue, Suite 700, Tulsa, Oklahoma 74136. The written notice must be received by our Secretary not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting. The notice must contain certain information required under our Amended and Restated Bylaws, including, among other things, (i) the nominee's name, age, business and residential addresses, written consent to being named in the proxy statement and to serving as director if elected, and any other information relating to such person as would be required to be disclosed in solicitations of proxies for election of directors pursuant to Section 14(a) under the Securities Exchange Act of 1934 and (ii) with respect to the stockholder submitting the nomination and anyone acting in concert with that stockholder, the name and business addresses of the stockholder and the person acting in concert with the stockholder, a representation that the stockholder is a record holder of Voting Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, a description of all agreements, arrangements or understandings between or among the stockholder and any other person or persons with respect to the nomination and the class and number of shares of Voting Stock beneficially owned by the stockholder and any person acting in concert with that stockholder. For further information, stockholders may contact our Secretary at our principal executive offices for a copy of the relevant provisions of our Amended and Restated Bylaws.

        Any single stockholder, or group of stockholders, that has beneficially owned more than 5% of our outstanding common stock for at least one year as of the date of recommendation may recommend nominees for director to the Nominating and Governance Committee by delivering a written notice to our Secretary that satisfies the notice, information, and consent requirements of the Director Nomination Policy. The Committee will evaluate such recommended nominees against the same criteria that it uses to evaluate other nominees. The notice must be received by the Nominating and Governance Committee no later than the date that is 120 calendar days prior to the anniversary of the date that our proxy statement was released to stockholders in connection with the previous year's annual meeting. The notice must include, among other things, proof of the required stock ownership, proof of identification of the stockholder(s) submitting the proposal, information regarding the proposed candidate to the Board of Directors and a signed statement by the candidate with respect to certain matters. The notice should be addressed to: Secretary, Two Warren Place, 6120 S. Yale Avenue, Suite 700, Tulsa, Oklahoma 74136.

        Executive Sessions.    Each regularly scheduled meeting of the Board of Directors includes an executive session of the non-management directors. These sessions are chaired by the independent, non-executive Chairman of the Board. If our non-management directors include any directors who have been determined not independent by the Board, the Board will schedule an executive session of just the independent directors at least once each year.

        Communications with the Board of Directors.    Stockholders who wish to communicate with our Board of Directors or any of its committees may send written communications to: Board of Directors, SemGroup Corporation, Two Warren Place, 6120 S. Yale Avenue, Suite 700, Tulsa, Oklahoma 74136. In addition, stockholders and other interested parties may communicate with the Chairman of the Board or with the non-management directors as a group by writing to: Chairman of the Board, Two Warren Place, 6120 S. Yale Avenue, Suite 700, Tulsa, Oklahoma 74136.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and the related rules of the Securities and Exchange Commission, we are including in this proxy statement a separate resolution to enable our stockholders to approve, on an advisory and non-binding basis, the compensation of our named executive officers.

        This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation objectives, philosophy and practices described in this proxy statement. As discussed in greater detail in the "Compensation Discussion and Analysis" in this proxy statement, our compensation program is designed to, among other things, (i) attract, motivate and retain highly-talented executives, (ii) link executive compensation to the achievement of our business objectives as well as reinforce appropriate leadership behaviors, and (iii) encourage executives to consider the impact of decisions to drive our short-term and long-term success. We believe that our compensation program, with its balance of base salary, short-term and long-term incentives and benefits, fairly accomplishes our objectives. Our executive compensation program has allowed us to attract and build a leadership team which is focused on our business objectives, has repositioned our Company for growth and helped achieve many of our 2012 objectives as noted in "2012 Accomplishments" under "Compensation Discussion and Analysis—Executive Summary" in this proxy statement.

        Accordingly, our Board of Directors recommends our stockholders vote in favor of the say-on-pay proposal as set forth in the following resolution:

  "RESOLVED, that the compensation of the Company's named executive officers as disclosed in its Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables and the corresponding narrative discussion, is approved."

        This vote is advisory, and therefore nonbinding. Stockholders are strongly encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure. The Board of Directors and the Compensation Committee expect to take into account the outcome of the vote in connection with their evaluation of our compensation program to the extent they can determine the stockholders' concerns associated with any significant negative voting results. As determined by the Board of Directors, we will provide our stockholders with the opportunity to vote on the compensation to our named executive officers at every annual meeting of stockholders until the next required advisory vote at the 2017 annual meeting of stockholders on the frequency of stockholder advisory votes on the compensation of our named executive officers.

        Our Board of Directors recommends that you vote "FOR" the approval, on an advisory basis, of the compensation of our named executive officers.

PROPOSAL 3

APPROVAL OF
THE SEMGROUP EMPLOYEE STOCK PURCHASE PLAN

        We are requesting that stockholders approve the SemGroup Employee Stock Purchase Plan (the "ESPP"). If approved, the ESPP will become effective on October 1, 2013. Our Board of Directors recommends approval of the ESPP so the Company can offer its employees the ability to invest in our Class A Common Stock at an attractive price. Our Board of Directors believes that the opportunity for the employees of the Company to acquire an ownership interest in the Company through participation in the ESPP is beneficial to both the Company and its employees.

General

        The ESPP permits employees of the Company or its designated subsidiaries to purchase shares of Class A Common Stock at a 15% discount from market value, subject to limits set by the Internal Revenue Code (the "Code") and the ESPP. Sales of shares under the ESPP will generally be made pursuant to offerings under a subplan that is intended to satisfy the requirements of Section 423 of the Code. However, subplans that do not satisfy the requirements of Section 423 can be authorized under the ESPP ("Non-Statutory Subplans"). Non-Statutory Subplans may, if necessary, be established in the future for the benefit of employees of our subsidiaries in countries other than the United States so that such employees may, to the extent possible, enjoy tax and other advantages under their applicable local laws comparable to those provided under Section 423 of the Code. Participation in Non-Statutory Subplans may also be offered to employees of affiliates of the Company.

        The following is a summary of the principal features of the ESPP. This summary does not purport to be a complete description of all of the provisions of the ESPP and is qualified in its entirety by reference to the full text of the ESPP, which is attached to this proxy statement as Appendix A.

Shares Available for Issuance

        One million shares of our Class A Common Stock will be reserved for issuance under the ESPP and its subplans, and, subject to adjustments made in connection with changes in capitalization, will be the maximum amount of shares that may be offered under the ESPP and its subplans.

Administration

        The ESPP is administered by the Compensation Committee. Subject to the provisions of the ESPP, the administrator of the ESPP has full authority and discretion to make, administer and interpret such rules and regulations as it deems necessary to administer the ESPP, and its decisions are final and binding upon all participants. The administrator is authorized to designate the subsidiaries and affiliates of the Company that will be participating companies under the ESPP. The Compensation Committee may delegate its administrative authority to such senior corporate officers of the Company as it may designate.

Eligibility and Participation

        Any employee of the Company or its designated participating subsidiaries or affiliates is eligible to participate under the ESPP, other than employees whose customary employment is 20 hours or less per week and employees whose customary employment is for not more than five months in any calendar year. Initially, only SemManagement L.L.C. will be designated as a participating company under the ESPP. The Compensation Committee has not yet determined which non-U.S. subsidiaries of the Company, if any, will be participating companies under the ESPP. As of March 31, 2013, the Company and its subsidiaries had approximately 220 employees that are eligible to participate under the ESPP.

ESPP participants may authorize payroll deductions from 1% to 10% of wages and salary (but excluding, commissions, overtime, performance bonuses and other retirement and fringe benefits described in the ESPP) to be applied toward the purchase of shares of Class A Common Stock.

        No employee will be permitted to purchase any shares under the ESPP (i) if such employee, immediately after such purchase, owns shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or its parent or subsidiary corporations or (ii) to the extent that his or her rights to purchase shares under all of the employee stock purchase plans of the Company or its parent or subsidiary corporations accrues at a rate which exceeds $25,000 worth of shares (determined at the fair market value of the shares at the time such purchase right is granted) for each calendar year in which the purchase right is outstanding.

Offerings

        The ESPP provides for separate six-month offerings, commencing on April 1 and October 1 of each year.

Payroll Deductions and Purchase Price

        An employee must authorize a payroll deduction before the start of an offering in order to participate in that offering. On the last business day of the offering, the employee will be deemed to have exercised the option to purchase as many shares as the employee's accumulated payroll deductions for such offering period will allow at the purchase price, up to a maximum of 12,500 shares in any single offering. The purchase price is equal to 85% of the fair market value of a share of our Class A Common Stock on the last regular business day of the offering period. The fair market value of the Class A Common Stock is determined for this purpose by reference to the closing sale price of such shares as quoted on the New York Stock Exchange. The closing sale price of the Class A Common Stock as quoted on the New York Stock Exchange on April 1, 2013 was $51.27.

Withdrawal and Termination of Employment

        An employee may withdraw from an offering by providing notice or suspend participation by reducing his or her payroll deduction percentage to 0%, in each case at any time before the first day of the last calendar month of the offering. In the case of withdrawal, the entire balance of the employee's account will be refunded, and, in the case of suspended participation, shares will be purchased based on the amounts accumulated in the employee's account prior to the suspension. An employee who has withdrawn from or suspended participation in an offering may not participate again in that same offering. In order to participate in a subsequent offering, the participant must re-enroll in the ESPP in accordance with the ESPP's enrollment procedures.

        Upon termination of employment for any reason, the employee's participation in the ESPP will immediately terminate and the payroll deductions credited to the employee's account will be returned to him or her and such employee's option will automatically terminate.

Transferability

        No participant is permitted to sell, assign, transfer, pledge or otherwise dispose of or encumber either the payroll deductions credited to his or her account or an option or any rights granted under the ESPP other than by will or the laws of descent and distribution. During the participant's lifetime, only the participant can make decisions regarding the participation in or withdrawal from an offering under the ESPP.

 Adjustments upon Changes in Capitalization

        In the event of any change in the structure of our Class A Common Stock, such as a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or offerings of rights, the administrator may make appropriate adjustments in the number, kind and price of shares available for purchase under the ESPP, and in the number of shares an employee is entitled to purchase including, without limitation, closing an offering early and permitting purchase on the last business day of the reduced offering period, or terminating an offering and refunding participants' account balances.

Amendment and Termination of the ESPP

        The Board of Directors and the Compensation Committee may at any time amend, modify or terminate the ESPP. No amendment may be made to the ESPP without prior approval of the stockholders of the Company if such amendment would increase the number of shares reserved thereunder (except with respect to adjustments made in connection with changes in capitalization) or would otherwise constitute the adoption of a new plan within the meaning of applicable Treasury Regulations and guidance. The ESPP will terminate on the earliest of the following:

  •
  September 30, 2023,

  •
  in the event of dissolution of the Company or certain merger or consolidation transactions,

  •
  at the election of the Board of Directors or

  •
  in the event all shares reserved under the ESPP have been purchased.

Federal Income Tax Consequences

        The following discussion is a summary of the general U.S. federal income tax rules applicable to purchases offered by the Company and certain of its designated subsidiaries under the ESPP offerings that are intended to comply with Section 423 of the Code (tax consequences will likely differ if purchases are made under a Non-Statutory Subplan). Employees should consult with their own tax advisors since a taxpayer's particular situation may be such that some variation of the rules described below will apply.

        The ESPP and the right of participants to make purchases under it are intended to qualify under the provisions of Code Sections 421 and 423. Under those provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. However, a participant may become liable for tax upon dispositions of shares acquired under the ESPP, and the tax consequences will depend on how long a participant has held the shares prior to disposition.

        If the shares are disposed of (i) more than two years after the date of the beginning of the offering period and (ii) more than one year after the stock is purchased in accordance with the ESPP (or if the employee dies while holding the shares), the following tax consequences will apply. The lesser of (i) the excess of fair market value of the shares at the time of such disposition or death over the purchase price of the shares (the "option price"), or (ii) the excess of the fair market value of the shares at the time the option was granted over the option price (which option price will be computed as of the offering date) will be taxed as ordinary income to the participant. Any further gain upon disposition generally will be taxed at long-term capital gain rates. If the shares are sold and the sales price is less than the option price, there is no ordinary income and the participant has a long-term capital loss equal to the difference. If an employee holds the shares for the holding periods described above, no deduction with respect to the disposition of such shares will be allowed to the Company.

        If the shares are sold or disposed of (including by way of gift) before the expiration of either the two year or the one year holding periods described above, the following tax consequences will apply.

The amount by which the fair market value of the shares on the date the option is exercised (which is the last business day of the offering period and which is hereafter referred to as the "termination date") exceeds the option price will be taxed as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be taxed as capital gain and will qualify for long-term capital gain treatment if the shares have been held for more than one year following the exercise of the option. If the shares are sold for an amount that is less than their fair market value as of the termination date, the participant recognizes ordinary income equal to the excess of the fair market value of the shares on the termination date over the option price, and the participant may recognize a capital loss equal to the difference between the sales price and the value of such shares on the termination date. The Company, in the event of an early disposition, will be allowed a deduction for federal income tax purposes equal to the ordinary income realized by the disposing employee.

        Currently, the Company is not required to withhold employment or income taxes upon the exercise of options under plans qualifying under Code Sections 421 and 423. However, the Internal Revenue Service may issue guidance in the future requiring the Company to withhold employment and/or income taxes upon a purchase of shares under the ESPP.

Non-Statutory Subplans

        Under the ESPP, the administrator may adopt Non-Statutory Subplans to facilitate offerings designed to achieve tax or other objectives in particular locations outside of the United States or to comply with the applicable local law. The administrator will designate the non-U.S. subsidiaries and affiliates of the Company that will participate in the Non-Statutory Subplans, if any, and will establish the terms of any such Non-Statutory Subplans. Except with respect to certain provisions relating to the number of shares available to be offered under the ESPP, the terms of each Non-Statutory Subplan may supersede the provisions of the ESPP with respect to such Non-Statutory Subplan.

New Plan Benefits

        The amounts of future purchases under the ESPP are not determinable because participation is voluntary, participation levels depend on each participant's elections and the restrictions of Code Section 423 and the ESPP, and the per-share purchase price depends on the future value of our Class A Common Stock.

Board Recommendation

        Our Board of Directors recommends that you vote "FOR" approval of the SemGroup Employee Stock Purchase Plan.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed BDO USA, LLP as our independent registered public accounting firm ("independent auditor") for the fiscal year ending December 31, 2013. BDO USA, LLP has been our independent auditor since December 2008. A proposal will be presented at the Annual Meeting asking the stockholders to ratify the appointment of BDO USA, LLP as our independent auditor for 2013. If the stockholders do not ratify the appointment of BDO USA, LLP, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if the Audit Committee determines that a change is in the best interests of SemGroup.

        A representative of BDO USA, LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if he or she desires to do so, and respond to appropriate questions.

        Our Board of Directors recommends a vote "FOR" the ratification of BDO USA, LLP as our independent auditor for 2013.

 Fees of Independent Registered Public Accounting Firm

        The following table sets forth the fees for professional services provided to us by BDO USA, LLP for fiscal 2012 and 2011:

	2012	2011
Audit fees	$2,044,919	$3,351,155
Audit-related fees	44,661	25,000
Tax fees	15,009	4,091
All other fees	—	—

Total	$2,104,589	$3,380,246

        Audit fees include those related to the audit of our consolidated financial statements, reviews of our quarterly financial statements, audits of the financial statements of our subsidiaries (as required by our credit agreements and by regulations of the Securities and Exchange Commission) and the audit of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. Audit fees also include consultations on accounting and reporting matters directly related to such audits. Audit-related fees are primarily related to the audit of a benefit plan. Tax fees are related to certain international tax consultation services.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee pre-approves all audit and permissible non-audit services by its independent registered public accountant prior to the receipt of such services. All services for the fiscal years ended December 31, 2012 and 2011 set forth in the table above were pre-approved by the Audit Committee.

PRINCIPAL STOCKHOLDERS AND
SECURITY OWNERSHIP OF MANAGEMENT

        Except as otherwise indicated, we believe that the beneficial owners of our Common Stock and the common units of Rose Rock Midstream, L.P. listed in the tables below, based on information furnished by such owners, have sole investment and voting power with respect to such shares and units, as the case may be, subject to community property laws where applicable.

Principal Stockholders

        The following table contains information regarding the only persons we know of that beneficially own more than 5% of our outstanding shares of Class A Common Stock as of March 31, 2013 (except as noted below). We have no knowledge of any persons that beneficially own more than 5% of our Class B Common Stock at such date. The percentages of the class and all Voting Stock amounts are based on 42,011,963 shares of our Class A Common Stock and 28,235 shares of our Class B Common Stock outstanding as of March 31, 2013.

Name and Address	Number of Shares of Class A Common Stock		Percentage of Outstanding Class A Common Stock	Percentage of All Outstanding Voting Stock
Wellington Management Company, LLP	3,440,819	(1)	8.19%	8.18%
280 Congress Street
Boston, MA 02210
Soroban Master Fund LP	2,749,969	(2)	6.55%	6.54%
Gardenia Court, Ste. 3307
45 Market Street
Camana Bay, Grand Cayman KY1-1103
BlackRock, Inc.	2,315,395	(3)	5.51%	5.51%
40 East 52nd Street
New York, NY 10022
Lone Pine Capital LLC	2,172,935	(4)	5.17%	5.17%
Two Greenwich Plaza
Greenwich, Connecticut 06830
The Vanguard Group, Inc.	2,150,356	(5)	5.12%	5.11%
100 Vanguard Blvd.
Malvern, PA 19355

(1)
Information is as of December 31, 2012 and is based on a Schedule 13G dated February 14, 2013, which was filed by Wellington Management Company, LLP. Wellington Management, LLP, in its capacity as investment adviser, may be deemed to beneficially own such shares which are held of record by clients of Wellington Management, LLP. Wellington Management, LLP reported (i) shared voting power over 2,233,662 of such shares as an investment adviser and (ii) shared dispositive power over 3,440,819 of such shares as an investment adviser.

(2)
Information is as of December 31, 2012 and is based on Amendment No. 2 to Schedule 13G dated February 14, 2013, which was filed jointly by Soroban Master Fund LP, Soroban Capital Partners, LLC and Eric W. Mandelblatt. Each of Soroban Master Fund, LP, Soroban Capital Partners LLC and Eric W. Mandelblatt reported shared voting power and shared dispositive power over all such shares.

(3)
Information is as of December 31, 2012 and is based on a Schedule 13G dated January 30, 2013, which was filed by BlackRock, Inc. BlackRock, Inc. reported sole voting power and sole dispositive power over all such shares as the parent holding company or control person of BlackRock Japan Co. Ltd., BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock International Limited, BlackRock Investment Management, LLC, BlackRock Fund Managers Limited, BlackRock Advisors (UK) Limited and BlackRock Investment Management (UK) Limited.

(4)
Information is as of December 31, 2012 and is based on Amendment No. 1 to Schedule 13G dated February 14, 2013, which was filed jointly by Lone Pine Capital LLC and Stephen F. Mandel, Jr. Lone Pine Capital LLC serves as investment manager to Lone Spruce, L.P., Lone Balsam, L.P., Lone Sequoia, L.P., Lone Redwood, L.P. and Lone Cedar, Ltd., which directly hold such shares. Mr. Mandel is the managing member of Lone Pine Managing Member LLC, which is the managing member of Lone Pine Capital LLC. Each of Lone Pine Capital LLC and Mr. Mandel reported shared voting power and shared dispositive power over all such shares.

(5)
Information is as of December 31, 2012 and is based on a Schedule 13G dated February 13, 2013, which was filed by The Vanguard Group, Inc. The Vanguard Group, Inc. reported: (i) sole voting power over 64,152 of such shares; (ii) sole dispositive power over 2,087,804 of such shares; and (iii) shared dispositive power over 62,552 of such shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 62,552 shares as a result of its serving as investment manager of collective trust accounts, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 1,600 shares as a result of its serving as investment manager of Australian investment offerings.

 Stock Ownership of Directors and Executive Officers

        The following table sets forth, as of March 31, 2013, the beneficial ownership of our Class A Common Stock by:

  •
  each of our directors and nominees for director;

  •
  each of our executive officers named in the Summary Compensation Table under "Executive Compensation" below; and

  •
  all of our directors and executive officers as a group.

None of our directors or executive officers beneficially owns any of our Class B Common Stock.

Name	Shares of Class A Common Stock Beneficially Owned(1)	Percentage of Class
Ronald A. Ballschmiede	13,679	*
Sarah M. Barpoulis(2)	12,413	*
John F. Chlebowski	24,485	*
Karl F. Kurz	17,956	*
James H. Lytal	4,099	*
Thomas R. McDaniel(3)	20,048	*
Norman J. Szydlowski(4)	158,515	*
Robert N. Fitzgerald	35,778	*
Candice L. Cheeseman	25,740	*
Timothy R. O'Sullivan	16,889	*
Peter L. Schwiering	16,058	*

All executive officers and directors as a group (11 people)	345,660	*

*
Less than one percent.

(1)
Shares beneficially owned include shares of restricted Class A Common Stock held by our directors and executive officers over which they have voting power but not investment power as follows: Mr. Ballschmiede—3,153 shares; Ms. Barpoulis—2,556 shares; Mr. Chlebowski—3,834 shares; Mr. Kurz—2,812 shares; Mr. Lytal—2,556 shares; Mr. McDaniel—2,812 shares; Mr. Szydlowski—48,715 shares; Mr. Fitzgerald—17,499 shares; Ms. Cheeseman—12,152 shares; Mr. O'Sullivan—9,763 shares; Mr. Schwiering—9,900 shares; and all executive officers and directors as a group—115,752 shares. Otherwise, except to the extent noted below, each named person has sole voting and dispositive power over their respective shares reported.

(2)
Includes 9,857 shares of Class A Common Stock held of record by the Sarah M. Barpoulis Living Trust dated September 17, 2003, of which Ms. Barpoulis and her husband are co-trustees. Each trustee has independent voting power and dispositive power over the shares held in the trust.

(3)
Includes 17,236 shares of Class A Common Stock held of record by the McDaniel Trust U/T/A dated July 26, 2000, of which Mr. McDaniel and his wife are co-trustees. Each trustee has independent voting power and dispositive power over the shares held in the trust.

(4)
Includes 109,800 shares of Class A Common Stock held of record by the Szydlowski Family Trust U/T/A dated June 9, 2004, of which Mr. Szydlowski is the trustee.

        The following table sets forth, as of March 31, 2013, the beneficial ownership of common units of Rose Rock Midstream, L.P. by:

  •
  each of our directors and nominees for director;

  •
  each of our executive officers named in the Summary Compensation Table under "Executive Compensation" below; and

  •
  all of our directors and executive officers as a group.

Name	Common Units Beneficially Owned(1)	Percentage of Class
Ronald A. Ballschmiede	—	—
Sarah M. Barpoulis	5,000	*
John F. Chlebowski	10,000	*
Karl F. Kurz	5,000	*
James H. Lytal	—	—
Thomas R. McDaniel(2)	4,184	*
Norman J. Szydlowski(3)	27,676	*
Robert N. Fitzgerald	8,565	*
Candice L. Cheeseman	9,002	*
Timothy R. O'Sullivan	5,692	*
Peter L. Schwiering	12,463	*

All executive officers and directors as a group (11 people)	87,582	*

*
Less than one percent.

(1)
Common units beneficially owned include restricted common units held by our executive officers over which they have voting power but not investment power as follows: Mr. Szydlowski—12,676 common units; Mr. Fitzgerald—5,565 common units; Ms. Cheeseman—4,002 common units; Mr. O'Sullivan—3,192 common units; Mr. Schwiering—7,463 common units; and all executive officers as a group—32,898 common units. Otherwise, except to the extent noted below, each named person has sole voting and dispositive power over their respective common units reported.

(2)
Such common units are held of record by the McDaniel Trust U/T/A dated July 26, 2000, of which Mr. McDaniel and his wife are co-trustees. Each trustee has independent voting power and dispositive power over the shares held in the trust.

(3)
Includes 15,000 common units held of record by the Szydlowski Family Trust U/T/A dated June 9, 2004, of which Mr. Szydlowski is the trustee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        Executive Summary.    Our compensation program is designed to protect our assets in the near-term and position the Company for future growth by attracting, motivating and retaining a management team capable of delivering stockholder value by ensuring each of our businesses meet or exceed financial and operational targets.

        We provide a competitive and balanced total compensation package that supports our strategic objectives. To position our Company for future growth, we align our base salaries and benefits with the market and administer (i) a short-term incentive program tied directly to our performance and (ii) a long-term incentive program that consists of both time-based awards and performance-based awards.

        2012 Accomplishments.    During 2012, we successfully implemented several initiatives supporting our strategic plan to grow our presence in the midstream energy sector. We focused on our business objectives, positioned our Company for growth and achieved the following:

  •
  Delivered 50% total return to our stockholders and 60% total return to equity holders for Rose Rock Midstream, L.P. ("RRMS")

  •
  Delivered strong financial results by achieving an Adjusted EBITDA target of $135 million

  •
  Successfully executed our growth strategy:

  •
  Deployed $195 million in capital projects, which included $177 million in growth capital projects

  •
  Completed a 1.95 million barrel expansion in Cushing in first quarter 2012 resulting in a 39% increase in Cushing storage capacity

  •
  Completed additional unloading bays at Platteville in fourth quarter 2012

  •
  Expanded the White Cliffs Pipeline resulting in a 69% volume increase. Also, announced plans for additional expansion of the White Cliffs Pipeline to 150,000 barrels per day expected to be completed in 2014

  •
  Began construction of 125mmcf per day cryogenic processing unit in Northern Oklahoma

  •
  Finalized the Glass Mountain joint venture with Chesapeake and Gavilon with estimated completion in fourth quarter 2013 and increased ownership from 25% to 50%

  •
  Began construction of Wattenburg Oil Trunkline, estimated to be operational in fourth quarter 2013

  •
  Improved financial returns, including continued focus on reducing general and administrative expenses, and completed divestiture of non-strategic assets (i.e., SemStream Arizona)

  •
  SemCAMS achieved a best-ever safety performance

  •
  Completed year with strong safety and environmental performance

        The following information explains our compensation philosophy and our compensation program for our Chief Executive Officer ("CEO"), our Chief Financial Officer ("CFO") and our other three most highly compensated executive officers, all of whom we refer to as "named executive officers" or "NEOs."

        Compensation Philosophy.    Our Compensation Committee of the Board of Directors (the "Committee" or the "Compensation Committee") oversees an executive compensation program designed to motivate high performance, ethics and alignment with the interests of our stockholders. Our compensation program rewards our executive officers for achieving performance objectives and fostering, as well as demonstrating, our Company values through defined employee and leadership competencies. This forms the basis of our pay-for-performance philosophy.

        To support our compensation philosophy, we established the following objectives:

  •
  attract, motivate and retain exceptional talent with market competitive compensation;

  •
  link pay to performance;

  •
  drive achievement of both long-term and annual business objectives;

  •
  reinforce corporate values; and

  •
  align executive compensation with stockholder interests.

        We design, implement and administer our compensation program to support our philosophy and collectively achieve these objectives.

        Compensation Overview.    Consistent with our philosophy, our compensation program consists of a market-competitive pay mix designed to motivate performance that achieves our business objectives, is aligned with the interests of our stockholders, and is measured by obtaining the Right Results the Right Way. Right Results is an assessment of our executive's success relative to his or her objectives, as well as our four key foundational tenets, which include his or her efforts to keep employees safe, do the right thing by the customer, follow all the rules, and be profitable and enhance stockholder value. Right Way reflects the NEOs' behavior as exhibited through our Company's values and defined leadership competencies.

        Our compensation program for our executive officers consists of the following four direct components:

  •
  base salary;

  •
  short-term incentive program;

  •
  long-term incentive program; and

  •
  benefits.

        Dividing the total compensation awarded to executive officers among these components helps us achieve a balanced set of incentives to accomplish our goals.

        Elements of Compensation.    Our mix of compensation includes: base pay, short-term cash incentives, long-term equity incentives and benefits. The chart below illustrates how our compensation design supports our compensation objectives:

Compensation Element	Compensation Objective	Key Features
Base Salary

•

Attract and retain executives by providing a stable income at a level that appropriately compensates NEOs for the day to day execution of their primary duties and is consistent with the market.

•

Link pay to performance and reinforce corporate values by basing annual merit increases on an executive's direct contributions.

•

Annual review to ensure our compensation is in line with the market.

•

Annual adjustments based on performance rating and the market.

•

Committee approves base pay of CEO and other NEOs during first quarter of each year.

Compensation Element	Compensation Objective	Key Features
Short-term incentives

•

Drive achievement of annual business objectives by providing short-term incentives tied to achievement of company and individual goals.

•

Link pay to performance by directly tying goals to the Company's business objectives.

•

Attract talent and motivate high-performance by rewarding achievement of annual performance metrics.

•

Reinforce corporate values through shared performance objectives with an emphasis on our defined employee and leadership competencies.

•

Align executives with stockholders by setting performance metrics that will yield strong financial results.

•

Discretionary program.

•

Target performance measure levels set to achieve annual objectives.

•

Reviewed annually in relation to current market data and approved by the Committee.

•

Funding approved by the Committee.

Long-term incentives	• Attract, retain and motivate high-performance by providing equity awards that provide opportunity to share in long-term wealth creation.	• In the form of equity awards under our Equity Incentive Plan and the RRMS Equity Incentive Plan.

•

Link pay to performance by directly linking payouts to achievement of long-term performance measures.

•

Drive achievement of long-term business objectives by rewarding the achievement of long-term performance measures and sustained performance by the Company.

•

Align with best interests of stockholders by reinforcing the critical objective of building stockholder value over the long-term.

• Three-year cliff vesting period. • Individual targets set in relation to current market data and executive's role at the Company. • Approved by the Committee.
Benefits	• Attract and retain individuals by offering market competitive benefits.	• Review annually to ensure they are competitive with the market.

        The Committee believes that the majority of an executive's compensation should be based on his or her contribution to the success of the Company and the creation of value for our stockholders. Our executive compensation is heavily weighted toward variable, "at risk", pay elements based on performance. To further strengthen our alignment with stockholders, the majority of our executives' "at risk" compensation is based on our long-term success.

        Compensation Methodology.    Setting executive pay is an annual process that involves our management, the Committee, our Audit Committee, our Board of Directors and compensation consultants. We review our pay programs to ensure consistency with our compensation philosophy and business objectives. The Committee strives to target total direct compensation levels to be competitive with the market in which we compete for executive talent.

        We review each NEO's total compensation in light of market conditions and individual responsibilities and accomplishments. Part of this review includes considering the appropriate compensation level and mix. Each individual element of compensation is reviewed against the market median, which represents the 50th percentile of compensation paid to similarly situated executives represented in the market data, to ensure our compensation is in line with the market. Variations from the median may occur due to experience, skills, criticality of function to the Company and the sustained performance of the executive.

        Role of the Board of Directors.    The Board of Directors acts on any recommendations regarding executive compensation matters made by the Committee.

        Role of the Compensation Committee.    The Committee operates pursuant to its formal charter. Under the charter, the Committee is charged with establishing our compensation program and compensation policies, approving and recommending compensation program designs to the full Board for approval, establishing targets under the compensation program, and administering and approving payouts to our NEOs pursuant to such program. For all NEOs, except the CEO, the Committee reviews the CEO's recommendations, supporting market data and individual performance assessments. The Committee also has responsibility for determining the compensation of our CEO. The charter authorizes the Committee to engage consultants and other professionals without management approval to the extent necessary.

        Role of Management.    Our CEO and other executive officers develop recommendations regarding the appropriate level and mix of compensation for their direct reports. Recommendations are based on our compensation philosophy, the range of compensation programs authorized by the Committee, market data from nationally recognized executive and industry related salary surveys, and the individual responsibilities and performance of each direct report.

        Our CEO and Senior Director of Human Resources provide support to the Committee and attend all Committee meetings, but are not present for discussion of their individual compensation.

        Our Chief Accounting Officer validates achievement of financial performance measures prior to the determination of any payouts.

        Role of Audit Committee.    With respect to our CFO, the Audit Committee of the Board of Directors consults with management and the Committee about his performance evaluation and compensation.

        Additionally, the Audit Committee validates the calculation of our achievement percentage for each performance measure prior to the determination of our incentive pool. Our Internal Audit function confirms the short-term incentive pool before payments are processed.

        Role of Management's Compensation Consultant.    Management engaged Pay Governance LLC (formerly Towers Watson & Co.) until the end of February 2012 to provide information, analyses, and advice regarding executive compensation. Up until that time, Pay Governance provided advice on:

  •
  our overall total compensation program;

  •
  the design of our long-term incentive program;

  •
  our short-term incentive program;

  •
  retention programs; and

  •
  compensation trends and changes in compensation governance.

Management no longer retains its own compensation consultant.

        Role of the Independent Compensation Consultant.    In addition to management's use of a consultant, the Committee retained Mercer (US) Inc. to serve as the Committee's independent compensation consultant on matters related to executive compensation, including the review of executive compensation recommendations provided by management and its consultant. Mercer also provided guidance on director compensation. Mercer reports directly to the Committee and performs no other services for the Company. The Committee has assessed the independence of Mercer pursuant to Securities and Exchange Commission rules and concluded that Mercer's work for the Committee does not raise any conflict of interest.

        Effect of Stockholder Say-on-Pay Vote on Executive Compensation Decisions.    The Committee has reviewed the voting results from the advisory vote on executive compensation (commonly known as a say-on-pay proposal) conducted at our 2012 annual meeting of stockholders. At this meeting, more than 92.8% (more than 99.3% if abstentions are excluded from the calculation) of the votes cast on the say-on-pay proposal were in favor of our NEOs' compensation as disclosed in the proxy statement for that meeting and, as a result, our NEOs' compensation was approved. In addition, over the past year we have engaged in a dialogue with many of our stockholders to solicit their input on a range of topics, including executive compensation and governance matters. The Committee determined that, based on such discussions and given the very high level of support, no changes to our executive compensation policies and decisions were necessary based on last year's voting results. We intend to continue such dialogue with our stockholders, and the Committee intends to continue to make its executive compensation decisions as it has in the past year by focusing on performance-based compensation, gauging competitive practices and authorizing compensation that is within the range of what is deemed to be competitive and appropriate in our industry.

        We have determined that our stockholders should have the opportunity to vote on a say-on-pay proposal each year, which is consistent with the preference expressed by our stockholders at the 2011 annual meeting. The Committee continues to value the opinions of our stockholders. In the event there is any significant vote against the compensation of our NEOs as disclosed in the proxy statement, the Committee will consider the concerns of the stockholders and evaluate any actions necessary to address such concerns.

        2012 Compensation.    The 2012 compensation program and pay decisions reflect our compensation philosophy, our 2012 performance and achievements, and compensation market data.

        2012 Market Data.    Pay Governance provided the market data used when designing our NEOs' compensation program for 2012. Aggregate market data was obtained from Mercer's 2011 US MTCS Report for the Energy Sector with a primary focus on pipeline/midstream companies. The Committee reviewed market data at the 50th and 75th percentiles when setting our executive compensation. Data was also provided from the broader energy sector and from the proxy statements of SemGroup's peer group noted in the discussion below under the section captioned "Long-Term Incentive Awards" for additional context; however, it was not the focus of the competitive review.

        Additionally, since the market data alone does not reflect the strategic competitive value of various roles within the Company, each executive's responsibilities and contributions, as well as internal pay equity, are considered when making pay decisions. We take a companywide perspective to promote collaboration and ensure our overall success, hence paying the NEOs equitably is important.

        After reviewing comparable compensation market information, the Committee established target NEO compensation for 2012 resulting in the following pay mix for our NEOs:

Executive Officer	Position	Base Salary	Short-term Incentive	Long-term Incentive
Norman J. Szydlowski	Chief Executive Officer	31%	23%	46%
Robert N. Fitzgerald	Chief Financial Officer	37%	22%	41%
Candice L. Cheeseman	General Counsel	39%	23%	38%
Timothy R. O'Sullivan	Vice President, Corporate Planning and Strategic Initiatives	42%	21%	37%
Peter L. Schwiering	Vice President of the Company and Chief Operating Officer of Rose Rock Midstream GP, LLC	40%	20%	40%

        Actual payments made to our NEOs pursuant to each pay element are discussed below.

  2012 Direct Compensation.

        Base Salary.    During the first quarter of a year, recommendations are made by the CEO to the Committee on base pay for that year. The Committee considers the recommendations and approves the base pay of our CEO and other NEOs. Base pay affects other elements of our total compensation, including our short-term and long-term incentives. In approving base salaries for the NEOs, the Committee considers the impact on the NEOs' total compensation.

        In 2012, our CEO received no increase in base salary and the other NEOs received three to four percent merit increases with the exception of Timothy O'Sullivan. Mr. O'Sullivan received a 16% increase to reflect the reevaluation of his role to include business development, EBITDA generation and executive responsibilities to better align his salary with market conditions. After considering the experience and skills of the NEOs and their total compensation levels and mix relative to market, the Committee believes the percent increases given are appropriate.

        Short-Term Incentives.    Our NEOs participate in our short-term incentive program which rewards employees for making decisions that improve our performance in accordance with our annual objectives. Similar to base pay, competitive market information is used to determine short-term incentive targets (expressed as a percentage of base pay) for each executive officer. Our short-term incentives are based on achievement of certain performance measures established prior to the beginning of the performance period. Attainment of these performance measures can result in payments of short-term incentives along a continuum between threshold and maximum levels, which correspond to 0% through 200% of the NEO's short-term incentive target.

        During 2012, we completed an analysis of the design and compensation levels utilized in our short-term incentive program. The review consisted of:

  •
  a market update on annual incentive plans;

  •
  an overview of performance metrics commonly used in annual incentive plans;

  •
  a review of proxy data for peer companies; and

  •
  the Committee's and CEO's assessment of the annual incentive plan's alignment with the Company's strategic objectives.

        As a result of this review, we concluded that our overall short-term incentive program design was consistent with our objectives and that we would maintain current short-term target bonus opportunities for the NEOs. We decided, however, that we would replace the consolidated return on capital ("ROCE") metric used in 2011 with consolidated Adjusted EBITDA for 2012 to provide alignment with financial metrics reported externally by the Company and to create transparency with our executives. We believe Adjusted EBITDA is a good measure of our financial performance and provides information regarding our ability to meet future debt service, capital expenditures and working capital requirements. We define Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, adjusted for select items that we believe impact the comparability of financial results between reporting periods.

        The annual short-term incentive targets as a percentage of eligible earnings (base salary for a performance year) for our NEOs in 2012 were as follows:

Target
Chief Executive Officer	75%
Chief Financial Officer	60%
General Counsel	60%
Vice President, Corporate Planning and Strategic Initiatives	50%
Vice President and Chief Operating Officer of Rose Rock Midstream GP, LLC	50%

        In 2012, our short-term incentive plan for all of the NEOs contained performance measures tied to consolidated Adjusted EBITDA and individual performance. Our NEOs' individual performance measure is evaluated by the CEO and his assessment of their contributions and achievement of individual performance goals. In addition to these performance measures, Mr. Schwiering has an additional performance measure directly tied to the Adjusted EBITDA of the business unit for which he was responsible (i.e., Crude's Adjusted EBITDA). These performance measures directly reflect our efforts to support our growth strategy and enhance the Company's value for our stockholders. The weighting of these metrics for the NEOs are as follows:

  Weighting of Performance Metrics for NEO's other than Mr. Schwiering

Consolidated Adjusted EBITDA	Individual Performance	Total
70%	30%	100%

  Weighting of Performance Metrics for Mr. Schwiering

Consolidated Adjusted EBITDA	Crude Adjusted EBITDA	Individual Performance	Total
25%	45%	30%	100%

        Actual payouts for the short-term incentive program are discretionary and are disbursed from a company-wide pool approved by the Committee. In approving the incentive pool, the Committee considers our actual performance in relation to the targeted performance for each performance measure, as well as key strategic accomplishments completed during the year. Recommendations for each NEO were based on the NEO's short-term incentive target adjusted for the achievement of the pre-established performance measures and for personal contributions. We used the following as a guide in calculating each NEO's recommended short-term incentive payout prior to discretionary adjustments:

          Eligible Earnings for 2012 × Short-term Incentive Target % × (sum of the (Weighting of
  Performance Measure × Achievement Factor for the Performance Measure) for each
  Performance Measure)

        Our incentive program allows the Committee to make adjustments in the calculation of our performance relative to the performance measures to reflect certain business events. The use of

Adjusted EBITDA for our performance metric minimizes the need for adjustments and helps ensure that incentive payments do not result in unearned windfalls or impose undue penalties. We believe the use of Adjusted EBITDA improves the alignment of incentives with stockholder value creation and effectively encourages our NEOs to take actions to create value for stockholders.

        The Audit Committee validates our calculation of the achievement of each performance measure to support the determination of the company-wide pool, as adjusted for these items, and ensure consistency with our financial statements.

        The chart below shows the achievement of our 2012 short-term incentive performance measures and the resulting recommended funding level.

Performance Metric (millions)	Threshold	Target	Maximum	Actual Performance	Achievement Factor (% of Target to be Paid)
Consolidated Adjusted EBITDA(1)	$103.0	$128.8	$148.1	$135.0	132.1%
Crude Adjusted EBITDA	$56.2	$62.4	$71.8	$86.7	200%

(1)
Reflects adjustment to report SemStream Arizona's operations as discontinued operations consistent with treatment in our December 31, 2012 financial results.

        The Committee reviewed and confirmed these results and approved payment of the 2012 short-term incentive program. Our NEOs received, on average, 153% of their short-term incentive target payout based on consolidated results and individual performance.

        Long-Term Incentives.    We provide long-term incentives in the form of equity awards under our Equity Incentive Plan and the RRMS Equity Incentive Plan. The Committee oversees the administration of the equity awards granted under both of these plans. Awards issued under the RRMS Equity Incentive Plan are also approved by the Board of Directors of the general partner of RRMS.

        To determine the value of equity awards to be granted to NEOs, we consider the following factors:

  •
  the proportion of long-term incentives relative to base pay;

  •
  our long-term business objectives;

  •
  awards made to executives in similar positions with other comparably sized energy companies;

  •
  the NEO's impact on our performance and ability to create value; and

  •
  the NEO's performance.

Our long-term incentive plan includes time-based restricted stock awards, time-based RRMS restricted common unit awards and/or performance-based restricted stock unit (RSU) awards. The long-term mix for our executives, including NEOs, differs from other employees due to our desire to have a substantial part of the long-term incentive be performance-based. For NEOs we have allocated equity awards as follows: fifty percent time-vested restricted stock and RRMS restricted common units with a three-year cliff vesting period and fifty percent performance-based RSUs with a three-year performance period. Time-vested awards include awards under both our Equity Incentive Plan and the RRMS Equity Incentive Plan and are allocated based on time dedicated by the NEOs to each of the Company and RRMS. The performance-based awards are based on relative Total Stockholder Return (TSR) and Consolidated Return on Capital Employed (ROCE) for the three-year performance-based RSUs. NEOs will earn their targeted performance-based RSUs only if we deliver a targeted ROCE that reflects the typical expected rate of return on midstream assets and our cost of capital and/or achieve attractive TSR relative to our peer group of companies. A partial award can be earned on achievement of either metric.

        We refined our peer group in 2011 when we introduced performance-based RSUs to our long-term incentive program. Changes to our peer group were made at that time to better reflect our industry segment and where we compete for business and employee talent. We reviewed the peer group in 2012 and determined no changes were necessary. While some of the companies in our peer group have revenues, assets and market capitalization larger than SemGroup, we believe the peer group continues to be aligned with our current organization as well as the strategic vision of our company.

        The peer group includes the following 13 companies, which comprise a mix of both direct competitors and companies whose primary business was similar to at least one of our business groups:

• Atlas Pipeline Partners	• Magellan Midstream
• Crosstex Energy	• NuStar Energy
• Enbridge Energy Partners	• ONEOK Partners
• Enterprise Products Partners	• Plains All American
• Genesis Energy	• Sunoco Logistics
• Inergy	• Williams Partners
• Kinder Morgan Energy

        In addition, to using our peer group for measuring our performance-based restricted stock awards, we used this peer group's proxy data to further validate compensation for our executives.

        The Committee supports this design as it is equity-based and delivers a significant portion of the equity in performance-based awards to NEOs and other executives who have the greatest ability to influence our financial results and strengthen alignment with stockholders.

        In general, we plan to make our annual equity grants around the same time each year. It is possible that newly hired or promoted executives may receive equity grants on the date on which they are hired or promoted or on the date of a Committee meeting on or around the hire or promotion date. The Committee approves all equity grants to the NEOs and the grant date for such awards is on or after the date of such approval.

        The Committee does not intend to make equity grants in anticipation of the release of material non-public information and does not intend to time the release of such information based on equity award grant dates.

        Benefits.    Our NEOs currently receive the same level of health and welfare benefits provided to all employees. In addition, our NEOs participate in our 401(k) Plan which provides for a matching contribution of a portion of an employee's annual tax-deferred contribution. Our NEOs currently receive no perquisites (perks) or supplemental benefits, except for the following:

  •
  Tax and Financial Planning Allowance:  We provide up to $15,000 annually to our CEO for annual income tax return preparation and financial planning to provide expertise on current tax laws, to assist with personal financial planning and to prepare for contingencies such as death and disability. We provide this benefit in order to help our CEO keep his focus on his responsibilities at SemGroup.

  Other Executive Compensation Matters

        Executive Severance Agreements.    During 2010, we entered into severance agreements with each of our NEOs, other than our CEO, to encourage and motivate such executive officers to devote their full attention to their duties without the distraction of concerns regarding their involuntary or constructive termination of employment under the circumstances and for the reasons described below. Each severance agreement is for a term ending on the second anniversary of the date of such agreement. In an effort to ease the concerns surrounding the hostile takeover announced during 2011, these agreements were amended on November 18, 2011 to extend such agreements for an additional two years.

        Employment Agreement.    We entered into an employment agreement with our President and CEO, Norman J. Szydlowski on November 30, 2009. Mr. Szydlowski receives compensation in accordance with this employment agreement as reflected in the executive compensation tables below. The Committee believed it was necessary for us to enter into an employment agreement with Mr. Szydlowski to secure his employment and assistance in building a leadership team capable of implementing the plan of reorganization relating to our emergence from bankruptcy and successfully operating as a public company.

        Change in Control.    Mr. Szydlowski's employment agreement and the executive severance agreements noted above provide that the executive may receive severance benefits in the event of a change in control of the Company. These arrangements provide for a "double trigger" before cash severance payments will be paid (i.e., there must be a change in control and the executive's employment must terminate without cause or resignation for good reason after the change in control). The severance benefits will not be "grossed up" for any tax liabilities that the executive may incur upon such termination.

        We are providing these benefits in recognition of the importance to us and our stockholders of avoiding distractions and the loss of our CEO and certain executives that may occur in connection with rumored or actual change in control of the Company. We protect stockholder interests by enhancing employee focus during rumored or actual change in control activity through:

  •
  incentives to remain with us despite uncertainties while a transaction is under consideration or pending;

  •
  assurance of severance and benefits if terminated; and

  •
  access to the equity component of total compensation after a change in control.

        Additional information regarding the change in control provisions for the NEOs and estimated payments to them associated with a change in control can be found in the Potential Payments Upon Termination or Change in Control table below and the accompanying narrative.

        Stock Ownership Policy.    In 2011, we implemented a Stock Ownership Policy for our executive officers, including NEOs, which we believe will further strengthen our NEOs' alignment with stockholders. All NEOs must maintain an equity interest in the Company and its affiliates equal to a specified multiple of their base pay. Executives are required to retain 100% of annual equity awards, including RRMS common units, net of taxes, until ownership requirements are met. Fifty percent of the unvested time-based equity awards will count towards the ownership requirements. Unvested performance based awards do not count toward the ownership requirements. We intend to periodically review the policy and adjust as internal objectives or market conditions warrant. The chart below shows the NEO stock ownership guidelines which went into effect January 1, 2012.

Position	Holding Requirement as a Percent of Base Pay
CEO	3x
NEO	2x
Other Executive Officers	1x

        Clawback Policy.    The Committee has approved changes to the 2012 short-term incentive program and the form of award agreements for 2012 long-term incentive awards that require the participants and grantees to return any incentive-based compensation which we determine we are required to recover from the participants and grantees under any clawback policy that we may adopt from time to time. The Committee expects to approve a clawback policy that complies with Section 954 of the Dodd-Frank Act when the Securities and Exchange Commission approves final rules implementing the requirement.

        Our executive severance agreements discussed above already contain certain forfeiture and clawback provisions in the event that the executive breaches any non-competition, non-solicitation, non-disparagement, confidential information or intellectual property covenants in the agreements.

        2013 Compensation Program Changes.    The Committee regularly reviews our existing pay programs to ensure we are able to attract and retain the talent needed to deliver the financial and operating performance necessary to create stockholder value. Based on this review, our 2013 total compensation structure remains consistent with 2012.

        Policy on Hedging and Pledging Our Securities.    Our Insider Trading Policy specifically prohibits our directors, named executive officers and other employees from (a) engaging in any hedging activities with respect to our securities or (b) holding our securities in a margin account. At this time, none of our directors or named executive officers holds any of our securities in a margin account or has otherwise pledged any of our securities. The Committee will monitor any pledging activity by directors or executive officers and may implement a broader policy on pledging in the future if necessary to avoid any detrimental effect on stockholders.

        Compensation Program as it Relates to Risk.    We have reviewed our compensation policies and practices for both executives and non-executives as they relate to risk and have determined that at this time they are not reasonably likely to have a material adverse effect on the Company.

        In reaching this conclusion, we considered the various elements of our compensation program that are designed to help mitigate excessive risk taking, including:

  •
  Components of Compensation: We use a mix of compensation elements including base salary, short-term incentives and long-term incentives to avoid placing too much emphasis on any one component of compensation.

  •
  Level of Compensation: Our total direct compensation is designed to be competitive with the marketplace and aligned with the interest of our stockholders.

  •
  Short-term Incentive: Our short-term incentive plan does not allow for unlimited payouts. Short-term incentive payments cannot exceed 200% of target levels. Our short-term incentive plan is discretionary and is subject to the Committee's approval.

  •
  Equity Awards: Our restricted stock and RRMS common unit awards drive a long-term perspective and have a three-year cliff vesting period.

  •
  Board/Committee Oversight: The Board of Directors and the Committee maintain full discretion of reviewing and administering all awards under short- and long-term incentive plans.

  •
  Performance Measures: Our performance goal setting process is aligned with our business strategy and our key foundational tenets.

  •
  Comprehensive Risk Management Policy: Our policy provides that employees will not be compensated for exposing us to undue risk as determined by our senior management and/or Board of Directors.

        Our compensation program is intended to motivate NEOs and employees to achieve business objectives that generate stockholder returns while demonstrating behaviors that are consistent with our values.

        Accounting and Tax Treatment.    We consider the impact of accounting and tax treatment when designing all aspects of compensation, but the primary driver of program design is the support of business objectives. In that regard, we review and consider the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which limits the tax deductibility by a corporation of compensation in excess of $1 million paid to its CEO and any of its three other most highly compensated executive officers, other than the CFO. Compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation's stockholders. We intend to design a large share of our incentive compensation for our NEOs to qualify for the exemption of "performance-based" compensation from the deductibility limit. However, if future compliance with Section 162(m) is inconsistent with our compensation philosophy or what is believed to be in the best interests of our stockholders, then future compensation arrangements may not be fully deductible under Section 162(m). For example, our emergence equity awards of restricted stock which are time-vested do not qualify as performance-based and may not be fully deductible.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management of SemGroup and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE
Karl F. Kurz, Chairman Sarah M. Barpoulis James H. Lytal

Summary Compensation Table

        The following table summarizes the total compensation earned by or paid or awarded to each of the named executive officers with respect to each of the fiscal years ended December 31, 2012, 2011 and 2010. Candice L. Cheeseman joined SemGroup in February 2010, Timothy R. O'Sullivan became a named executive officer in April 2010 and Peter L. Schwiering became a named executive officer in 2012.

        We currently have an employment agreement with Mr. Szydlowski. For additional information regarding this employment agreement, see "Potential Payments Upon Termination or Change in Control—Employment Agreement" below.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Norman J. Szydlowski	2012	790,000	—	1,185,031	—	789,200	—	27,500	2,791,731
President and Chief Executive	2011	790,000	—	1,184,998	—	685,000	—	27,250	2,687,248
Officer	2010	793,039	—	—	—	236,408	—	115,564	1,145,011
Robert N. Fitzgerald	2012	358,659	—	389,885	—	335,250	—	1,990	1,085,784
Senior Vice President and Chief	2011	342,794	—	300,005	—	237,000	—	12,250	892,049
Financial Officer	2010	334,284	125,000	577,500	—	79,562	—	12,250	1,128,596
Candice L. Cheeseman	2012	307,326	—	298,922	—	293,890	—	12,500	912,638
General Counsel	2011	297,194	—	190,008	—	208,000	—	12,250	707,452
	2010	250,962	115,000	507,500	—	63,643	—	12,250	949,355
Timothy R. O'Sullivan	2012	283,384	—	251,827	—	250,400	—	10,696	796,307
Vice President Corporate Planning	2011	247,897	120,842	155,005	—	166,000	—	11,132	700,877
and Strategic Initiatives	2010	241,416	5,000	225,000	—	56,168	—	15,595	543,179
Peter L. Schwiering	2012	284,770	—	280,503	—	285,100	—	12,500	862,873
Vice President / Chief Operating	2011	276,118	271,624	174,986	—	216,000	—	11,301	950,029
Officer of Rose Rock Midstream GP, LLC

(1)
For 2011, the amount represents retention awards that were settled in shares of our Class A Common Stock on December 2, 2011 for Messrs. O'Sullivan (4,682 shares) and Schwiering (10,524 shares). For 2010, the amount represents (a) signing bonuses paid to Mr. Fitzgerald and Ms. Cheeseman as an inducement to accept our employment offer and (b) a performance bonus paid to Mr. O'Sullivan for the achievement of certain business objectives in our international business units.

(2)
Represents the grant date fair value computed in accordance with ASC 718, "Stock Compensation," which excludes the effect of estimated forfeitures, of the shares of restricted stock and performance share units granted under our Equity Incentive Plan and the restricted RRMS common units granted under the RRMS Equity Incentive Plan. The assumptions used to value the SemGroup stock awards are included in Note 19 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2012. The assumptions used to value the RRMS common unit awards are included in Note 7 to the consolidated financial statements contained in the Annual Report on Form 10-K for RRMS for the year ended December 31, 2012. The amount shown does not represent amounts paid to the executives.

  The value included for the performance share units is based on 100 percent of the performance share units vesting at the end of the three-year performance period. Using the maximum number of shares of stock issuable upon vesting of the performance share units (150 percent of the units granted), the aggregate grant date fair value of the performance share units would be as follows:

Name	2012	2011
Norman J. Szydlowski	$888,769	$888,749
Robert N. Fitzgerald	$292,409	$224,982
Candice L. Cheeseman	$224,197	$142,506
Timothy R. O'Sullivan	$188,871	$116,232
Peter L. Schwiering	$210,381	$131,240
(3)
For 2012, represents awards under our short-term incentive program adopted in 2010 based on our achievement of certain performance metrics specified therein. Amounts were based on partial achievement of the performance metrics for 2012.

(4)
All Other Compensation for 2012 includes amounts allocated under our 401(k) matching contribution and perquisites. Perquisites provided to Mr. Szydlowski consist of tax and financial planning services. The table below shows the components of this column for 2012:

Name	401(k) Matching Contribution ($)	Tax and Financial Planning ($)	Total Other Compensation ($)
Norman J. Szydlowski	12,500	15,000	27,500
Robert N. Fitzgerald	1,990	—	1,990
Candice L. Cheeseman	12,500	—	12,500
Timothy R. O'Sullivan	10,696	—	10,696
Peter L. Schwiering	12,500	—	12,500

Grants of Plan-Based Awards During 2012

        The following table provides information about stock, option and RRMS common unit awards and non-equity and equity incentive plan awards granted to our named executive officers during the year ended December 31, 2012. No stock options were granted to our named executive officers in 2012. There can be no assurance that the Grant Date Fair Value of Stock and Option Awards will ever be realized.

									All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Norman J. Szydlowski	—	—	—	592,500	1,185,000	—	—	—	—	—	—	—
	1/19/2012	1/6/2012	—	—	—	10,936	21,872	32,808	—	—	—	592,512
	1/19/2012	1/6/2012	—	—	—	—	—	—	16,404	—	—	444,384
	1/19/2012	1/6/2012	—	—	—	—	—	—	7,191	—	—	148,135
Robert N. Fitzgerald	—	—	—	215,923	431,845	—	—	—	—	—	—	—
	1/19/2012	1/6/2012	—	—	—	3,598	7,196	10,794	—	—	—	194,940
	1/19/2012	1/6/2012	—	—	—	—	—	—	5,397	—	—	146,205
	1/19/2012	1/6/2012	—	—	—	—	—	—	2,366	—	—	48,740
Candice L. Cheeseman	—	—	—	184,620	369,240	—	—	—	—	—	—	—
	1/19/2012	1/6/2012	—	—	—	2,759	5,517	8,276	—	—	—	149,456
	1/19/2012	1/6/2012	—	—	—	—	—	—	4,138	—	—	112,098
	1/19/2012	1/6/2012	—	—	—	—	—	—	1,814	—	—	37,368
Timothy R. O'Sullivan	—	—	—	144,598	289,195	—	—	—	—	—	—	—
	1/19/2012	1/6/2012	—	—	—	2,324	4,648	6,972	—	—	—	125,914
	1/19/2012	1/6/2012	—	—	—	—	—	—	3,486	—	—	94,436
	1/19/2012	1/6/2012	—	—	—	—	—	—	1,528	—	—	31,477
Peter L. Schwiering	—	—	—	142,529	285,100	—	—	—	—	—	—	—
	1/19/2012	1/6/2012	—	—	—	2,589	5,177	7,766	—	—	—	140,245
	1/19/2012	1/6/2012	—	—	—	—	—	—	2,589	—	—	70,136
	1/19/2012	1/6/2012	—	—	—	—	—	—	3,404	—	—	70,122

(1)
Represents estimated possible payouts under our short-term incentive plan. The estimated possible payout amounts are based on the applicable bonus target percentage and base salary for each named executive officer in effect for 2012. Actual incentive payments for 2012 are reflected in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table above.

(2)
Represents the range of payouts in shares of stock for the performance period beginning January 1, 2012 and ending December 31, 2014, for performance-based share awards granted under our Equity Incentive Plan. If the performance criteria are met, payouts can range from 50 percent of target at the threshold level to 150 percent of target at the maximum level. If a participant retires (after continuously serving not less than 12 months during the performance period), dies or suffers a disability during the performance period, the participant or participant's estate is entitled to that portion of the number of performance shares as such participant would have been entitled had he or she remained employed, prorated for the number of days served. However, in the event of a subsequent change of control during the performance period, such participant or participant's estate will be entitled the number of shares at the target level. Performance shares are forfeited if employment is terminated for any other reason. If a participant continuously serves not less than 12 months during the performance period and a change of control occurs during the performance period, such participant will be entitled to the number of shares at the target level.

(3)
Represents restricted stock awards granted under our Equity Incentive Plan and restricted RRMS common unit awards granted under the RRMS Equity Incentive Plan. These awards are described in the Outstanding Equity Awards at Fiscal Year-End 2012 table below.

(4)
Represents the grant date fair value computed in accordance with ASC 718, "Stock Compensation," which excludes the effect of estimated forfeitures, of the shares of restricted stock and performance share units granted under our Equity Incentive Plan and the restricted RRMS common units granted under the RRMS Equity Incentive Plan. The assumptions used to value the stock awards are included in Note 19 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2012. The value included for the performance share units is based on 100 percent of the performance share units vesting at the end of the three-year performance period. The assumptions used to value the RRMS common unit awards are included in Note 7 to the consolidated financial statements contained in the Annual Report on Form 10-K for RRMS for the year ended December 31, 2012. The amount shown does not represent amounts paid to the executives.

Outstanding Equity Awards at Fiscal Year-End 2012

        The following table shows the outstanding equity awards held by our named executive officers as of December 31, 2012.

	Option Awards					Stock Awards
									Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
								Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)(5)
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)
			Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)
							Market Value of Shares or Units of Stock That Have Not Vested ($)(3)(4)
						Number of Shares or Units of Stock That Have Not Vested (#)(1)(2)
				Option Exercise Price ($)
					Option Expiration Date
Name	Exercisable	Unexercisable
Norman J. Szydlowski	—	—	—	—	—	44,303	1,674,546	42,303	1,653,201
Robert N. Fitzgerald	—	—	—	—	—	20,727	791,324	12,368	483,341
Candice L. Cheeseman	—	—	—	—	—	16,064	613,444	8,793	343,630
Timothy R. O'Sullivan	—	—	—	—	—	10,745	407,876	7,320	286,066
Peter L. Schwiering	—	—	—	—	—	13,807	512,688	8,194	320,222

(1)
Vesting dates for shares of restricted stock, restricted stock units, performance shares and restricted RRMS common units are shown in the table below.

	Unvested Restricted Stock, Restricted Stock Units and Restricted RRMS Common Units		Unvested and Unearned Performance Shares
Name	Number of Shares and RRMS Common Units(a)	Vesting Date	Number of Shares	Vesting Date
Norman J. Szydlowski	20,431	1/1/2014	20,431	12/31/2013
	23,872	1/19/2015	21,872	12/31/2014
Robert N. Fitzgerald	7,700	1/11/2013	5,172	12/31/2013
	5,173	1/1/2014	7,196	12/31/2014
	7,854	1/19/2015
Candice L. Cheeseman	6,766	2/22/2013	3,276	12/31/2013
	3,276	1/1/2014	5,517	12/31/2014
	6,022	1/19/2015
Timothy R. O'Sullivan	3,000	1/11/2013	2,672	12/31/2013
	2,673	1/1/2014	4,648	12/31/2014
	5,072	1/19/2015
Peter L. Schwiering	4,666	1/11/2013	3,017	12/31/2013
	3,017	1/1/2014	5,177	12/31/2014
	6,124	1/19/2015

(a)
Includes the additional unvested RRMS common units attributable to the accumulated unvested unit distributions made by RRMS with respect to the restricted RRMS common units.
(2)
The number of shares includes the additional unvested RRMS common units attributable to the accumulated unvested unit distributions made by RRMS with respect to the restricted RRMS common units.

(3)
The market value of the shares includes the accumulated unvested unit distributions made by RRMS with respect to the restricted RRMS common units.

(4)
As applicable, based on the December 31, 2012 closing prices of $39.08 and $31.47 for our Class A Common Stock and the RRMS common units, respectively, each as reported on the New York Stock Exchange on the last trading day of 2012.

(5)
The number of shares reflects target level of performance for performance-based awards.

 Option Exercises and Stock Vested During 2012

        The following table provides information about the value realized by our named executive officers upon exercise of option awards and vesting of stock awards during the year ended December 31, 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Norman J. Szydlowski	—	—	31,600	1,234,928
Robert N. Fitzgerald	—	—	7,700	207,900
Candice L. Cheeseman	—	—	6,767	183,183
Timothy R. O'Sullivan	—	—	3,000	81,000
Peter L. Schwiering	—	—	4,667	126,009

(1)
Based on the closing price of our Class A Common Stock on the day the stock award vested, as reported on the New York Stock Exchange.

Potential Payments Upon Termination or Change in Control

        We have entered into certain agreements and maintain certain plans that will require us to provide compensation to our named executive officers, or NEOs, in the event of a termination of employment or a change in control of SemGroup.

        Employment Agreement.    We entered into an employment agreement with Norman J. Szydlowski on November 30, 2009. We have not entered into an employment agreement with any of our NEOs other than with Mr. Szydlowski. The employment agreement may be terminated at any time, with or without good cause or for any or no cause, by Mr. Szydlowski or by us. Mr. Szydlowski's base salary under the agreement is $790,000 per year. In addition, Mr. Szydlowski may receive annual cash incentives payable for the achievement of certain performance goals established by our Board of Directors or our Compensation Committee. Under the agreement, he was awarded 94,800 shares of restricted stock, which vested in three equal annual installments on December 31 of 2010, 2011 and 2012. Mr. Szydlowski is entitled to reimbursement for his annual income tax preparation and financial planning up to $15,000 per year.

        In the event Mr. Szydlowski's employment is terminated by us without "cause," or should Mr. Szydlowski resign for "good reason," in each case regardless of whether in connection with or following a "change in control," Mr. Szydlowski is entitled to a severance payment equal to two times his base salary in effect at the time of termination. In each case, any unvested stock options, shares of restricted stock, restricted stock units and performance shares held by Mr. Szydlowski will only vest and be paid out in accordance with the terms of the respective award agreements.

        The receipt by Mr. Szydlowski of any payments or benefits pursuant to his employment agreement is subject to his compliance with the following restrictions set forth in the employment agreement:

  •
  for a period of two years following the date of termination, Mr. Szydlowski is restricted from disparaging or criticizing us and we are restricted from disparaging or criticizing him;

  •
  for a period of five years following the date of termination, Mr. Szydlowski must keep all of our trade secrets and proprietary information confidential;

  •
  for a period of eighteen months following the date of termination, Mr. Szydlowski may not, directly or indirectly, compete with us; and

  •
  for a period of two years following the date of termination, Mr. Szydlowski may not, directly or indirectly, encourage any of our employees to quit or leave our employ or solicit any third party who is our customer to cease being our customer or take away from us the business of such customer.

        Regardless of the manner in which Mr. Szydlowski's employment terminates, he is entitled to receive amounts earned during his term of employment, including accrued salary, accrued, but unused, vacation pay and unreimbursed business expenses.

        "Cause" is defined in Mr. Szydlowski's employment agreement as:

  •
  he has committed a willful serious act, such as embezzlement against the Company or other wrongful act intending to enrich himself at the expense of the Company or conviction of a felony;

  •
  he has engaged in willful or wanton improper conduct that has caused demonstrable and serious injury, monetary or otherwise, to the Company;

  •
  in carrying out his duties he has been guilty of willful gross neglect or willful gross misconduct, resulting in either case in material harm to the Company; or

  •
  he has refused to carry out his duties in gross dereliction of duty and, after receiving written notice to such effect from our Chairman of the Board, he fails to cure the existing problem within 30 days.

        "Good reason" is defined in Mr. Szydlowski's employment agreement as the occurrence of any of the following, without his express written consent:

  •
  a significant reduction of his responsibilities, relative to his responsibilities in effect immediately prior to such reduction, including a reduction in responsibilities by virtue of a change in control;

  •
  a material reduction in the kind or level of welfare and/or retirement benefits relative to the benefits to which he is entitled immediately prior to such reduction with the result that his overall benefits package is significantly reduced other than pursuant to a reduction that also is applied to substantially all other executive officers of the Company; or

  •
  the failure of the Company to comply with its obligations and commitments under the employment agreement, which failure is not cured within 30 days after written notice to the Company (which notice and opportunity to cure shall not be required if it is apparent that the Company lacks the ability or willingness to so comply).

        A "change in control" is defined in Mr. Szydlowski's employment agreement as the occurrence of any of the following events:

  •
  any consolidation, amalgamation or merger of the Company with or into any other person, or any other corporate reorganization, business combination, transaction or transfer of securities of the Company by its stockholders, or a series of transactions (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization, business combination or transaction, collectively have beneficial ownership, directly or indirectly, of capital stock representing directly, or indirectly through one or more entities, less than fifty percent (50%) of the equity (measured by economic value or voting power (by contract, share ownership or otherwise) of the Company or other surviving entity immediately after such consolidation, merger, reorganization, business combination or transaction;

  •
  the sale or disposition, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company to any person;

  •
  during any period of twelve consecutive months, individuals who, as of the beginning of such period, constituted the Company's entire Board of Directors (together with any new directors whose election by such board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors of the Company, then still in office, who were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or

  •
  approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

        Severance Agreements.    We have entered into severance agreements with each of our NEOs, other than Norman J. Szydlowski, to encourage and motivate such executive officers to devote their full attention to their duties without the distraction of concerns regarding their involuntary or constructive termination of employment for the reasons described below. Each severance agreement was initially for a term ending on the second anniversary of the date of such agreement. These agreements were amended in November 2011 to extend such agreements through May 31, 2014. The definitions of certain words in quotations are provided below.

        Each severance agreement generally provides that if within two years after a "change in control" of the Company (i) an NEO resigns for "good reason" or (ii) the employment of an NEO is terminated other than for "cause," "disability," death or a "disqualification disaggregation," such NEO is entitled to the following:

  •
  within 10 business days after the termination date, a lump sum payment of all accrued but unpaid base salary, any accrued earned but unpaid annual bonus, accrued but unpaid vacation and any other amounts or benefits due but not paid;

  •
  on the first business day following six months after the termination date, a lump sum payment equal to (i) any unpaid earned annual bonus for the fiscal year prior to the fiscal year of termination; and (ii) a severance amount equal to two times his base salary as of the termination date plus an annual bonus amount equal to his target percentage multiplied by his base salary in effect at the termination date as if performance goals were achieved at 100%;

  •
  continued participation in our medical benefit plans for so long as the NEO elects coverage or 18 months from the termination whichever is less, in the same manner and at the same cost as similarly situated active employees;

  •
  all unvested stock options, shares of restricted stock, restricted stock units and performance shares held by the NEO will only vest and be paid out in accordance with the terms of the respective award agreements;

  •
  continued participation in the Company's directors' and officers' liability insurance for six years or any longer known applicable statute of limitations period; and

  •
  outplacement benefits for six months at a cost not exceeding $10,000.

        Notwithstanding the foregoing, if any amount or benefit to be paid above would be an excess parachute payment (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended), then the payment to be paid or provided under a severance agreement will be reduced to the minimum extent necessary so that no portion of any such payment, as so reduced, constitutes an excess parachute payment.

        If an NEO's employment is terminated for "cause," the NEO is entitled to a lump sum payment of all accrued but unpaid base salary, any accrued earned but unpaid annual bonus, accrued but unpaid vacation and any other amounts or benefits due but not paid.

        If an NEO's employment is terminated by us without cause prior to a change in control, such NEO is entitled to the following:

  •
  within 30- business days after the termination date, a lump sum payment of all accrued but unpaid base salary, any accrued earned but unpaid annual bonus, accrued but unpaid vacation and any other amount s or benefits due but not paid;

  •
  on the first business day following six months after the termination date, a lump sum payment equal to (i) any unpaid earned annual bonus for the fiscal year prior to the fiscal year of termination; and (ii) a severance amount equal to his base salary as of the termination date plus an annual bonus amount equal to his target percentage multiplied by his base salary in effect at the termination date as if performance goals were achieved at 100%;

  •
  all unvested stock options, shares of restricted stock, restricted stock units and performance shares held by the NEO will only vest and be paid out in accordance with the terms of the respective award agreements;

  •
  continued participation in the Company's directors' and officers' liability insurance for six years or any known longer applicable statute of limitations period; and

  •
  outplacement benefits for six months at a cost not exceeding $10,000.

        Pursuant to the severance agreements, during the term of the severance agreement and for a period of twelve months following the date of termination of employment, an NEO may not, directly or indirectly, compete with us or encourage any of our employees to quit or leave our employ or solicit any third party who is an established customer of ours to cease being our customer or take away from us the business of such customer. The severance agreements also require an NEO to keep all our trade secrets and proprietary information confidential, restrict an NEO from disparaging or criticizing us and restrict us from disparaging or criticizing the NEO.

        The severance agreements with our NEOs use the following definitions:

  "Cause" means an NEO's

  •
  conviction of or a plea of nolo contendere to a felony or a crime involving fraud, dishonesty or moral turpitude;

  •
  willful or reckless material misconduct in the performance of his duties that has an adverse effect on the Company or any of its subsidiaries or affiliates;

  •
  willful or reckless violation or disregard of the Company's code of business conduct and ethics, any applicable code of ethics for our CEO and senior financial officers or any policy of the Company or its subsidiaries; or

  •
  habitual or gross neglect of his or her duties.

        Cause generally does not include bad judgment or negligence (other than habitual neglect or gross negligence); acts or omissions made in good faith after reasonable investigation by the NEO or acts or omissions with respect to which the Board could determine that the NEO had satisfied the standards of conduct for indemnification or reimbursement under our Certificate of Incorporation, bylaws, any applicable indemnification agreement, or applicable law; or failure (despite good faith efforts) to meet performance goals, objectives, or measures for a period beginning upon a change of control and continuing for two years or until the termination of the agreement, whichever happens first. An NEO's act or failure to act (except as related to a conviction or plea or nolo contendere described above), when done in good faith and with a reasonable belief after reasonable investigation that such action or non-action was in the best interest of the Company or its subsidiaries or affiliates or required by law shall not be cause if the NEO cures the action or non-action within 10 days of notice. Furthermore, no act or failure to act will be cause if the NEO acted under the advice of counsel representing the Company or required by the legal process.

        "Change in control" means:

  •
  any person or group (other than an affiliate of ours or an employee benefit plan sponsored by us or our affiliates) becomes a beneficial owner, as such term is defined under the Securities Exchange Act of 1934, of 30% or more of the Company's common stock or 30% or more of the combined voting power of all securities entitled to one vote generally in the election of directors ("Voting Securities"), unless such person owned both more than 70% of common stock and Voting Securities, directly or indirectly, in substantially the same proportion immediately before such acquisition;

  •
  our directors as of the date of the agreement ("Existing Directors") and directors whose election, or nomination for election by stockholders, are approved after that date by at least two-thirds of the Existing Directors cease to constitute a majority of our directors;

  •
  consummation of any merger, reorganization, recapitalization, consolidation or similar transaction ("Reorganization Transaction"), other than a Reorganization Transaction that results in the persons who were the direct or indirect owners of outstanding common stock and Voting Securities of the Company prior to the transaction becoming, immediately after the transaction, the owners of at least 60% of the then outstanding common stock and Voting Securities representing at least 60% of the combined voting power of the then outstanding Voting Securities of the surviving corporation in substantially the same respective proportions as such persons' ownership immediately before such Reorganization Transaction; or

  •
  approval by our stockholders of the sale or other disposition of all, or substantially all, of the Company's consolidated assets or the Company's complete liquidation other than a transaction that would result in (i) a related party owning more than 50% of the assets that were owned by the Company immediately prior to the transaction or (ii) the persons who were the direct or indirect owners of our outstanding common stock and Voting Securities prior to the transaction continuing to own directly or indirectly, 50% or more of the assets owned by the Company immediately prior to the transaction.

        A change in control will not occur with respect to an NEO if (i) the NEO agrees in writing prior to an event that such an event will not be a change in control; or (ii) the Board determines that a liquidation, sale or other disposition approved by the stockholders, as described in the fourth bullet above, will not occur, except to the extent termination occurred prior to such determination.

        "Disability" means a physical or mental infirmity that impairs the NEO's ability to substantially perform his duties for twelve months or more and for which he is receiving income replacement benefits from a Company plan for not less than three months.

        "Disqualification disaggregation" means the cessation of an NEO's employment by us or affiliates (during the period beginning upon a change in control and continuing for two years or until the termination of the agreement, whichever happens first), if the NEO is employed by the successor in substantially the same position and the successor has assumed our obligations under the severance agreement.

        "Good reason" means, generally, a material adverse reduction in the nature and scope of the NEO's office, position, duties, functions, responsibilities or authority, a reduction in the NEO's base salary, a reduction in the NEO's annual bonus, required relocation, a material reduction in the level of aggregate compensation or benefits not applicable to peer executives, a relocation of generally more than 50 miles, a successor company's failure to honor the agreement or the failure of the Board to provide written notice of the act or omission constituting "cause."

        Potential Payments Upon Termination or Change in Control as of December 31, 2012.    The following tables show potential payments of severance and/or benefits to our NEOs under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change in control or termination of each of such NEOs, assuming a change in control date or termination date of December 31, 2012, and, where applicable, using the closing prices of $39.08 and $31.47 for our Class A Common Stock and the RRMS common units, respectively, each as reported on the New York Stock Exchange on the last trading day of 2012. These amounts are estimates only. The actual amounts to be paid out can only be determined at the time of such officer's separation from us.

	Cash Severance Payment	Continuation of Medical Benefits(1)	Acceleration of Restricted Stock Awards(2)	Acceleration of Performance- Based Awards(3)	Out- Placement Services	Total Potential Payments
Norman J. Szydlowski
• Disability	—	—	$1,674,546	$817,215	—	$2,491,761
• Death	—	—	$1,674,546	$817,215	—	$2,491,761
• Retirement	—	—	—	$817,215	—	$817,215
• Voluntary termination without good reason or termination for cause	—	—	—	—	—	—
• Termination without cause or resignation for good reason(4)	$1,580,000	—	$876,102	$854,758	—	$3,310,860
• Change in Control ("CIC")	—	—	—	$1,653,201	—	$1,653,201
• Termination without cause or resignation for good reason after CIC(4)(5)	$1,580,000	—	$1,674,546	$1,653,201	—	$4,907,747
Robert N. Fitzgerald
• Disability	—	—	$490,408	$228,488	—	$718,896
• Death	—	—	$791,324	$228,488	—	$1,019,812
• Retirement	—	—	—	$228,488	—	$228,488
• Voluntary termination without good reason or termination for cause	—	—	—	—	—	—
• Termination without cause or resignation for good reason(6)	$575,794	—	$589,163	$281,220	$10,000	$1,456,177
• CIC	—	—	—	$483,341	—	$483,341
• Termination without cause or resignation for good reason after CIC(5)(6)	$1,151,587	$23,249	$791,324	$483,341	$10,000	$2,459,501
Candice L. Cheeseman
• Disability	—	—	$349,029	$157,219	—	$506,248
• Death	—	—	$613,444	$157,219	—	$770,663
• Retirement	—	—	—	$157,219	—	$157,219
• Voluntary termination without good reason or termination for cause	—	—	—	—	—	—

	Cash Severance Payment	Continuation of Medical Benefits(1)	Acceleration of Restricted Stock Awards(2)	Acceleration of Performance- Based Awards(3)	Out- Placement Services	Total Potential Payments
• Termination without cause or resignation for good reason(6)	$492,320	—	$485,418	$215,604	$10,000	$1,203,342
• CIC	—	—	—	$343,630	—	$343,630
• Termination without cause or resignation for good reason after CIC(5)(6)	$984,640	$23,049	$613,444	$343,630	$10,000	$1,974,763
Timothy R. O'Sullivan
• Disability	—	—	$290,636	$130,162	—	$420,798
• Death	—	—	$407,876	$130,162	—	$538,038
• Retirement	—	—	—	$130,162	—	$130,162
• Voluntary termination without good reason or termination for cause	—	—	—	—	—	—
• Termination without cause or resignation for good reason(6)	$433,793	—	$303,415	$181,644	$10,000	$928,852
• CIC	—	—	—	$286,066	—	$286,066
• Termination without cause or resignation for good reason after CIC(5)(6)	$867,585	$23,249	$407,876	$286,066	$10,000	$1,594,776
Peter L. Schwiering
• Disability	—	—	$330,340	$146,042	—	$476,382
• Death	—	—	$512,688	$146,042	—	$658,730
• Retirement	—	—	—	$146,042	—	$146,042
• Voluntary termination without good reason or termination for cause	—	—	—	—	—	—
• Termination without cause or resignation for good reason(6)	$427,587	—	$394,783	$202,317	$10,000	$1,034,687
• CIC	—	—	—	$320,222	—	$320,222
• Termination without cause or resignation for good reason after CIC(5)(6)	$855,174	$8,088	$512,688	$320,222	$10,000	$1,706,172

(1)
Represents the value of continued participation in our medical benefit plans for a period of 18 months following termination in the same manner and at same costs as similarly situated active employees.

(2)
The amounts include the accumulated unvested unit distributions made by RRMS with respect to the restricted RRMS common units.

(3)
Assumes performance-based awards are at the target payout level except in the event of a change in control, in which case the performance-based awards are payable at the target payout level.

(4)
Pursuant to the terms of Mr. Szydlowski's employment agreement, the cash severance payment is to be made in four equal installments to be paid at six month intervals over the 24 months following his termination beginning six months from the termination date.

(5)
The amounts reflected for termination without cause or resignation for good reason after a change in control include the benefits a NEO would receive in the event of a change in control as a sole event without the involuntary or good reason termination.

(6)
Pursuant to the terms of each respective severance agreement, the cash severance payment is to be made on the first business day following six months after the termination date.

Compensation Committee Interlocks and Insider Participation

        During 2012, the Compensation Committee was composed of Karl F. Kurz, Sarah M. Barpoulis and James H. Lytal, all of whom are independent directors. During 2012, none of our executive officers served on the board of directors or on the compensation committee of any other entity who had an executive officer that served either on our Board of Directors or on the Compensation Committee.

DIRECTOR COMPENSATION

        Our non-employee directors receive annual compensation for serving on our Board of Directors. We do not pay our employees who serve on Board of Directors any additional compensation for Board membership. Our Compensation Committee reviews from time to time the compensation we pay to our non-employee directors and, if appropriate, recommends changes or adjustments to such compensation. The compensation we pay to our non-employee directors consists of a cash retainer and equity awards as shown in the following table. We also reimburse directors for out-of-pocket expenses in connection with attending board and committee meetings. The annual cash retainer and equity award are paid to the non-employee directors on a June 1 through May 31 fiscal-year basis.

	Total Compensation(1)	Annual Cash Retainer	Committee Meeting Fees(2)	Annual Equity Grant(3)
Non-Executive Chairman of the Board	$237,000	$124,500	—	$112,500
Chairman—Audit Committee	$197,000	$104,500	$2,000	$92,500
Members—Audit Committee	$162,000	$87,000	$2,000	$75,000
Chairman—Nominating/Governance Committee	$177,000	$94,500	$2,000	$82,500
Chairman—Compensation Committee	$177,000	$94,500	$2,000	$82,500
Members—Nominating/Governance Committee	$162,000	$87,000	$2,000	$75,000
Members—Compensation Committee	$162,000	$87,000	$2,000	$75,000
Members—Board Only	$162,000	$87,000	—	$75,000

(1)
Total compensation is the sum of the cash and equity retainers paid on an annual basis and does not include committee meeting fees. Each non-employee director receives the highest total compensation he or she is entitled to pursuant to the table. No non-employee director is entitled to compensation from more than one row of the table.

(2)
Committee meeting fees are paid only to members of the committee for their attendance at each meeting of their respective committees and not to other non-employee directors who attend a committee meeting voluntarily. If the Chairman of the Board attends a committee meeting for the purpose of establishing a quorum and if a non-member of a committee attends at the specific request or requirement of the Chairman of that committee, that director will be entitled to be paid a committee meeting fee.

(3)
All equity grants are made as shares of restricted stock under our Equity Incentive Plan. The number of shares of restricted stock is determined by dividing the dollar amount of the grant by the value of a share of common stock on the date the grant is made.

        The shares of restricted stock are subject to forfeiture provisions, which generally lapse on the first anniversary of the date of the grant. Shares held by a non-employee director that have not yet vested will become fully vested upon the occurrence of the director's death. Non-employee directors are required to retain all stock received as compensation while they are serving as members of the Board, except they may sell shares to cover tax liability associated with the vesting of restricted stock and, transfer shares to a spouse to be held in common ownership with the director and to certain trusts for the sole benefit of a director and, provided the director serves as trustee, for the benefit of the director's spouse or minor children.

        The non-employee directors can elect to defer all or a portion of their annual cash retainer in five percent (5%) increments. Any deferred compensation amounts are maintained in a deferred money account, which does not bear interest. Deferred compensation amounts are credited as a dollar amount to the director's deferred money account on the date such cash compensation otherwise would be payable in cash to the director. The director at all times is 100% vested in his or her deferred money account.

 Director Compensation Table for 2012

        The following table sets forth a summary of the compensation earned, paid or awarded to our non-employee directors for the year ended December 31, 2012.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John F. Chlebowski	124,500	112,500	—	—	—	—	237,000
Ronald A. Ballschmiede	114,500	92,500	—	—	—	—	207,000
Sarah M. Barpoulis	109,000	75,000	—	—	—	—	184,000
Karl F. Kurz	112,500	82,500	—	—	—	—	195,000
James H. Lytal	105,000	75,000	—	—	—	—	180,000
Thomas R. McDaniel	108,500	82,500	—	—	—	—	191,000

(1)
Mr. Szydlowski is not included in this table as he was an officer and employee of the Company and thus received no compensation for service as a director. The compensation received by Mr. Szydlowski for 2012 as an officer and employee is shown in the Summary Compensation Table above.

(2)
The fees paid in cash include (a) the annual cash retainer for services for 2012 and (b) committee meeting fees.

(3)
These amounts represent the grant date fair value computed in accordance with the ASC Topic 718, "Stock Compensation," which excludes the effect of estimated forfeitures, of shares of restricted stock granted under our Equity Incentive Plan. The assumptions used to value these stock awards are included in Note 19 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2012. The amounts shown do not represent amounts paid to the directors. The following table provides information on the restricted stock awards in 2012 for the directors. These awards are for services from June 2012 through May 2013. The fair value of the restricted stock awarded was based on the estimated value of our Class A Common Stock on the grant date.

Name	Award Date	Shares Awarded	Grant Date Fair Value ($/Share)	Grant Date Fair Value of Restricted Stock Awards ($)
John F. Chlebowski	6/1/2012	3,834	29.34	112,500
Ronald A. Ballschmiede	6/1/2012	3,153	29.34	92,500
Sarah M. Barpoulis	6/1/2012	2,556	29.34	75,000
Karl F. Kurz	6/1/2012	2,812	29.34	82,500
James H. Lytal	6/1/2012	2,556	29.34	75,000
Thomas R. McDaniel	6/1/2012	2,812	29.34	82,500

As of December 31, 2012, each director had an aggregate number of shares of restricted Class A Common Stock outstanding equal to the number of shares awarded to such director set forth in the above table.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2012, concerning shares of our common stock authorized for issuance under our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	—		—	—
Equity compensation plans not approved by security holders(1)	194,835	(2)	—	1,747,309	(3)

Total	194,835			1,747,309

(1)
Our Equity Incentive Plan was approved by the requisite creditors as part of our plan of reorganization, which was confirmed by order of the U.S. Bankruptcy Court on October 28, 2009. See the following summary under "Equity Incentive Plan" for a description of our Equity Incentive Plan.

(2)
Represents shares issuable upon vesting of restricted stock units and performance share units, which units have no exercise price. This amount assumes that target level performance is achieved under outstanding performance-based awards for which the performance has not yet been determined.

(3)
Represents shares of our Class A Common Stock available for issuance under our Equity Incentive Plan. Shares of our Class A Common Stock may be issued under our Equity Incentive Plan pursuant to the following types of awards: nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, stock-based awards, including restricted stock units, and performance-based compensation.

Equity Incentive Plan

        Our Equity Incentive Plan was adopted in connection with our reorganization and became effective as of November 30, 2009. The purpose of the Equity Incentive Plan is to attract, retain and motivate our officers, employees and non-employee directors providing services to our Company, its subsidiaries and affiliates, and to promote our business by providing participants with appropriate incentives in our long-term success.

        A total of 2,781,635 shares of our Class A Common Stock are authorized for issuance pursuant to all awards granted under the Equity Incentive Plan. The number of shares that may be issued under the Equity Incentive Plan or under outstanding awards is adjusted in the event of certain corporate events or transactions as discussed below under "Adjustment of Awards." Shares subject to awards that expire or are forfeited, cancelled, terminated or settled in cash do not count as shares issued under the Equity Incentive Plan and are again available for awards under the Equity Incentive Plan. The number of shares with respect to awards denominated in shares that may be granted to any participant in any calendar year under the Equity Incentive Plan may not exceed 500,000 shares.

        The Equity Incentive Plan authorizes the grant of the following types of awards: nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, other stock-based awards, including restricted stock units and performance-based compensation. Awards may be granted to non-employee directors, officers and employees of our Company and officers and employees of our subsidiaries and affiliates. However, incentive stock options may be granted only to employees. To date, we have granted only restricted stock, restricted stock unit and performance share unit awards under the Equity Incentive Plan.

        Administration.    The Equity Incentive Plan is administered by the Compensation Committee of our Board of Directors or any committee subsequently designated by our Board of Directors to administer the Equity Incentive Plan. The Compensation Committee has the discretion to determine the individuals to whom awards may be granted under the Equity Incentive Plan, the number of shares of our Class A Common Stock subject to each award, the type of award, the manner in which such awards will vest and the other conditions applicable to awards. The Compensation Committee is empowered to clarify, construe or resolve any ambiguity in any provision of the Equity Incentive Plan or any award agreement and adopt such rules, forms, instruments and guidelines for administering the Equity Incentive Plan as it deems necessary or proper. All actions, interpretations and determinations by the Compensation Committee or by our Board of Directors are final and binding.

        Award Agreements.    Awards granted under the Equity Incentive Plan will be evidenced by award agreements that provide additional terms and conditions associated with such awards, as determined by the Compensation Committee in its discretion. In the event of any conflict between the provisions of the Equity Incentive Plan and any such award agreement, the provisions of the Equity Incentive Plan will control.

        Stock Options.    The Compensation Committee will determine the exercise price and other terms for each stock option granted under the Equity Incentive Plan and whether the options are nonqualified stock options or incentive stock options, but the exercise price of any option will not be less than 100% of the fair market value of a share of our Class A Common Stock on the date of grant, as determined by the Compensation Committee. Incentive stock options may be granted only to employees and are subject to certain other restrictions. A participant may exercise an option by written notice and payment of the exercise price in cash, shares or a combination of cash and shares, as determined by the Compensation Committee, or, if there is a public market for the shares, through the delivery of irrevocable instructions to a broker to sell shares obtained upon the exercise of the option and promptly deliver payment to us out of the proceeds of the exercise price for the shares purchased. The maximum term of any option granted under the Equity Incentive Plan is ten years from the date of grant.

        Stock Appreciation Rights.    The Compensation Committee may grant stock appreciation rights, or SARs, independent of, or in tandem with, a stock option. The exercise price per share of a SAR will be determined by the Compensation Committee, but will not be less than 100% of the fair market value of a share of our Class A Common Stock on the date of grant, as determined by the Compensation Committee. The Compensation Committee will determine the other terms applicable to SARs. The maximum term of any SAR granted under the Equity Incentive Plan is ten years from the date of grant. Generally, each SAR will entitle a participant, upon exercise, to receive an amount equal to:

  •
  the excess of the fair market value on the exercise date of one share of our Class A Common Stock over the exercise price, multiplied by

  •
  the number of shares of Class A Common Stock covered by the SAR.

Payment may be made in shares of our Class A Common Stock, cash, other property or any combination thereof, all as determined by the Compensation Committee.

        Restricted Stock.    The Compensation Committee may grant an award of restricted stock under the Equity Incentive Plan. Restricted stock awards are a grant of a specified number of shares of our Class A Common Stock, which are subject to forfeiture upon the occurrence of specified events. Each award agreement evidencing a restricted stock grant will specify the period(s) of restriction, the conditions under which the restricted stock may be forfeited to us and such other provisions as the Compensation Committee may determine, subject to the terms of the Equity Incentive Plan. The Compensation Committee will determine and set forth in the award agreement whether a recipient of restricted stock shall have the right to exercise voting rights with respect to the restricted stock during the restricted period and/or have the right to receive dividends on the restricted stock during the restricted period.

        Stock-Based Awards; Restricted Stock Units.    The Compensation Committee may award other types of stock-based awards under the Equity Incentive Plan that are valued, in whole or in part, by reference to, or based on the fair market value of our Class A Common Stock, including restricted stock units. Restricted stock units may entitle the holder to receive a specified number of shares of our Class A Common Stock, cash, or a combination of shares and cash, upon the completion of a specified period of service, the occurrence of an event and/or the attainment of specified performance objectives. Subject to the provisions of the Equity Incentive Plan, the Compensation Committee will determine whether such other stock-based awards will be settled in cash, shares of our Class A Common Stock or a combination of cash and such shares, and all other terms and conditions of such awards.

        Performance-Based Compensation.    To the extent permitted by Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), the Compensation Committee may design any award so that the amounts or shares payable thereunder are treated as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code. The grant, vesting, crediting and/or payment of performance-based compensation will be based on the achievement of objective performance goals established in writing by the Compensation Committee. Performance goals may be based on one or more of the following measures: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on stockholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market; (xiv) revenue or sales; (xv) costs; (xvi) cash flows; (xvii) working capital; (xviii) return on assets; (xix) store openings or refurbishment plans; (xx) staff training; and (xxi) corporate social responsibility policy implementation.

        Transferability of Awards; Conditions and Restrictions on Shares.    Unless otherwise determined by the Compensation Committee, awards granted under the Equity Incentive Plan are not transferable other than by will or the laws of descent and distribution. The Compensation Committee may impose such transfer restrictions on any shares received in connection with an award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the participant hold the shares received for a specified period of time or a requirement that a participant represent and warrant in writing that the participant is acquiring the shares for investment and without any present intention to sell or distribute such shares.

        Stockholder Rights.    Except as otherwise provided in the applicable award agreement, a participant has no rights as a stockholder with respect to shares of our Class A Common Stock covered by any award until the participant becomes the record holder of such shares.

        Adjustment of Awards.    In the event of a corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, spin-off of similar event or transaction, in order to prevent dilution or enlargement of participants' rights under the Equity Incentive Plan, the Compensation Committee will make certain adjustments to awards, including, in its sole discretion, substitution or adjustment of the number and kind of shares that may be issued under the Equity Incentive Plan or under particular awards, the grant price or purchase price applicable to outstanding awards, and other value determinations applicable to the Equity Incentive Plan or outstanding awards.

        In the event we experience a change in control (as defined in the Equity Incentive Plan), the Compensation Committee may, but is not obligated to, make adjustments to the terms and conditions of outstanding awards, including, without limitation:

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  continuation or assumption of such awards by the surviving company or corporation;

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  substitution by the surviving company or corporation of awards with substantially similar awards;

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  acceleration of vesting and exercisability of awards;

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  upon written notice, provide that any outstanding awards must be exercised, to the extent exercisable, during a reasonable period of time prior to the consummation of the event, and at the end of such period, such awards shall terminate to the extent not so exercised in the relevant period; and

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  cancellation of awards for fair value as determined by the Compensation Committee.

        Amendment and Termination.    The Compensation Committee may amend or terminate the Equity Incentive Plan or any award agreement at any time; provided that stockholder approval will be needed for an amendment if:

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  such approval is necessary to comply with any applicable tax or regulatory requirement;

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  the amendment would increase the number of shares available for awards under the Equity Incentive Plan;

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  the amendment would result in a material increase in benefits under the Equity Incentive Plan or a change in eligibility requirements; or

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  the amendment would reduce the exercise price of any outstanding stock options or grant prices of any outstanding SARs or the cancellation of any outstanding stock options or SARs for cash or other awards, such as other options or SARs having an exercise price or grant price per share, as applicable, that is less than such price of the original options or SARs.

        No amendment or termination is permitted without the consent of the participants, if such amendment or termination would materially diminish the participants' rights under the Equity Incentive Plan or any award.

        No awards will be granted after November 30, 2019.

        Compliance with Code Section 409A.    To the extent that the Equity Incentive Plan or awards are subject to Section 409A of the Code, the Compensation Committee may, in its sole discretion and without a participant's prior consent, amend the Equity Incentive Plan or awards, adopt policies and procedures, or take any other actions as are necessary or appropriate to either exempt the Equity Incentive Plan or any award from the application of Section 409A of the Code, preserve the intended tax treatment of any such award or comply with the requirements of Section 409A of the Code.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee assists the Board of Directors in its responsibilities for the general oversight of the integrity of our financial statements and our financial reporting process, including our system of internal control over financial reporting. Management has the primary responsibility for the financial statements and the financial reporting process, including our system of internal controls. Our independent registered public accounting firm, BDO USA, LLP ("BDO USA"), is responsible for performing an independent audit of our financial statements in accordance with the Public Company Accounting Oversight Board standards and to issue a report thereon. BDO USA also reports on its assessment of internal control over financial reporting based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee monitors these processes.

        In the performance of its oversight function, the Audit Committee has reviewed and discussed our audited consolidated financial statements as of and for the fiscal year ended December 31, 2012 with management and with BDO USA. The Audit Committee has also reviewed and discussed BDO USA's report on its assessment of internal accounting control over financial reporting. In this context, the Audit Committee has discussed with BDO USA the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        The Audit Committee has received from BDO USA the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and has discussed with BDO USA its independence.

        Based on its review of the audited consolidated financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements as of and for the fiscal year ended December 31, 2012 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE
Ronald A. Ballschmiede (Chairman) Sarah M. Barpoulis Thomas R. McDaniel

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

        Our Board of Directors has adopted a written policy and procedures for the identification, review and approval of related person transactions which is set forth in our Related Person Transaction Policy. Pursuant to the policy, our General Counsel is charged with primary responsibility for determining whether, based on the facts and circumstances, a proposed transaction is a related person transaction. For the purposes of the policy, a "related person transaction" is any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) (i) in which we or any of our affiliates participate or will participate, (ii) the amount involved exceeds $120,000, and (iii) in which in any executive officer, director or director nominee of ours, any person who is the beneficial owner of more than 5% of any class of our voting securities, or any immediate family member of any of the foregoing individuals (a "related person") has or will have a direct or indirect material interest.

        To assist our General Counsel in making this determination, the policy sets forth certain categories of transactions that are deemed not to involve a direct or indirect material interest on behalf of the related person. If, after applying these categorical standards and weighing all of the facts and circumstances, our General Counsel determines that a proposed transaction is a related person transaction, our General Counsel must present the proposed transaction to the Audit Committee for review or, if impracticable under the circumstances, to the Chairman of the Audit Committee. The Audit Committee must then either approve or reject the transaction in accordance with the terms of the policy. In the course of making this determination, the Audit Committee will consider all relevant information available to it and, as appropriate, take into consideration the following:

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  whether the transaction was undertaken in our ordinary course of business;

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  whether the transaction was initiated by us or the related person;

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  whether the transaction with the related person is proposed to be entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

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  the purpose, and the potential benefits to us, of the transaction;

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  the approximate dollar value of the amount involved in the transaction and whether such amount is material to us;

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  the related person's interest in the transaction (including the approximate dollar value of the amount of the such related person's interest in the transaction); and

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  any other information regarding the transaction or related person that would be material to investors in light of the circumstances of the particular transaction.

        The Audit Committee may approve or ratify a related person transaction only if it determines that the transaction is consistent with our best interests as a whole. Further, in approving any such transaction, the Audit Committee has the authority to impose any terms or conditions it deems appropriate on us or the related person. Absent this approval, no such related person transaction may be entered into by us.

Transactions with Related Persons

        The law firm of Conner & Winters, LLP, of which Mark D. Berman is a partner, performs legal services for us. Mr. Berman is the spouse of Candice L. Cheeseman, our General Counsel. The engagement of Conner & Winters, LLP was approved by our Audit Committee in compliance with the procedures set forth for the approval of related person transactions in our Related Person Transaction Policy in connection with our hiring of Ms. Cheeseman in February 2010. Conner & Winters, LLP had been providing legal services to us prior to our hiring of Ms. Cheeseman. Mr. Berman does not perform any legal services for us. We paid $1,650,011 in legal fees and related expenses to this law firm for services rendered during 2012.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10 percent of our Class A Common Stock, to report their initial ownership of the common stock and any subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange, and to furnish us with a copy of each such report. The Securities and Exchange Commission regulations impose specific due dates for such reports, and we are required to disclose in this proxy statement any failure to file by these dates during and with respect to fiscal 2012.

        To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during and with respect to fiscal 2012, all Section 16(a) filing requirements applicable to our officers, directors and more than 10 percent stockholders were complied with.

OTHER MATTERS

Matters Which May Come Before the Annual Meeting

        The Board of Directors knows of no matters other than those described in this proxy statement which will be brought before the Annual Meeting for a vote of the stockholders. If any other matters properly come before the Annual Meeting for a stockholder vote, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

Annual Report on Form 10-K

        A copy of our Annual Report on Form 10-K (excluding exhibits), for the year ended December 31, 2012, which is required to be filed with the Securities and Exchange Commission, will be made available to stockholders to whom this proxy statement is mailed, without charge, upon written or oral request to Investor Relations, SemGroup Corporation, Two Warren Place, 6120 S. Yale Avenue, Suite 700, Tulsa, Oklahoma 74136, telephone number: (918) 524-8081. Our Annual Report on Form 10-K also may be accessed through our website at http://www.semgroupcorp.com.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on May 22, 2013:

        Stockholders may view this proxy statement, our form of proxy and our 2012 Annual Report to Stockholders over the Internet by accessing our website at http://www.semgroupcorp.com. Information on our website does not constitute a part of this proxy statement.

By Order of the Board of Directors,

Candice L. Cheeseman General Counsel and Secretary

April 18, 2013
Tulsa, Oklahoma

Appendix A

SemGroup Employee Stock Purchase Plan

        The SemGroup Employee Stock Purchase Plan (the "Plan") is effective October 1, 2013, subject to prior approval by the Company's stockholders.

1.     Purpose and Structure of the Plan and its Sub-Plans.

          1.1   The purpose of the Plan is to provide eligible employees of the Company and Participating Companies who wish to become stockholders in the Company a convenient method of doing so. The Plan is premised upon the belief that employee participation in the ownership of the business will be to the mutual benefit of both the employees and the Company. This Plan document is an omnibus document which includes a sub-plan ("Statutory Plan") designed to permit offerings of grants to employees of certain Subsidiaries that are Participating Companies where such offerings are intended to satisfy the requirements of Section 423 of the Code (although the Company makes no undertaking nor representation to obtain or maintain qualification under Section 423 for any Subsidiary, individual, offering or grant) and also separate sub-plans ("Non-Statutory Plans") which permit offerings of grants to employees of certain Participating Companies which are not intended to satisfy the requirements of Section 423 of the Code. Section 6 of the Plan sets forth the maximum number of shares of Class A common stock of the Company ("Class A common stock") to be offered under the Plan (and its sub-plans), subject to adjustments as permitted under Sections 19 and 20.

          1.2   The Statutory Plan shall be a separate and independent plan from the Non-Statutory Plans, provided, however, that the total number of shares authorized to be issued under the Plan applies in the aggregate to both the Statutory Plan and the Non-Statutory Plans. Offerings under the Non-Statutory Plans may be made to achieve desired tax or other objectives in particular locations outside the United States of America or to comply with local laws applicable to offerings in such foreign jurisdictions. Offerings under the Non-Statutory Plans may also be made to employees of Affiliates.

          1.3   All employees who participate in the Statutory Plan shall have the same rights and privileges under such sub-plan except for differences that may be mandated by local law and are consistent with the requirements of Code Section 423(b)(5). The terms of the Statutory Plan shall be those set forth in this Plan document to the extent such terms are consistent with the requirements for qualification under Code Section 423. The Administrator may adopt Non-Statutory Plans applicable to particular Participating Companies, Affiliates or locations that are not participating in the Statutory Plan. The terms of each Non-Statutory Plan may take precedence over other provisions in this document, with the exception of Sections 6, 19 and 20 with respect to the total number of shares available to be offered under the Plan for all sub-plans. Unless otherwise superseded by the terms of such Non-Statutory Plan, the provisions of this Plan document shall govern the operation of such Non-Statutory Plan. Except to the extent expressly set forth herein or where the context suggests otherwise, any reference herein to "Plan" shall be construed to include a reference to the Statutory Plan and the Non-Statutory Plans.

2.     Definitions.

          2.1   "Account" means the funds accumulated with respect to an individual employee as a result of deductions from such employee's Compensation (or otherwise as permitted in certain circumstances under the terms of the Plan) for the purpose of purchasing Class A common stock under the Plan. The funds allocated to an employee's Account shall remain the property of the employee at all times but may be commingled with the general funds of the Company, except to the extent such commingling may be prohibited by the laws of any applicable jurisdiction.

          2.2   "Administrator" means the Committee or the persons acting within the scope of their authority to administer the Plan pursuant to a delegation of authority from the Committee pursuant to Section 22.

          2.3   "Affiliate" means any entity, other than a Subsidiary, that the Company, either directly or indirectly, is in common control with, is controlled by or controls, or any entity that the Company has a substantial direct or indirect equity interest, as determined by the Board.

          2.4   "Board" means the Board of Directors of the Company.

          2.5   "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time.

          2.6   "Committee" means the Compensation Committee of the Board. The Committee may delegate its responsibilities as provided in Section 22.

          2.7   "Company" means SemGroup Corporation, a Delaware Corporation.

          2.8   "Compensation" means base compensation paid to a participant, including all salary and wages (including amounts elected to be deferred by such participant, that would otherwise have been paid, under any cash or deferred arrangement or other deferred compensation program established by the Company or a Participating Company), but excluding overtime pay, commissions, bonuses, all other remuneration paid directly to such participant, profit sharing, the cost of employee benefits paid for by the Company or a Participating Company, education or tuition reimbursements, imputed income arising under any Company or Participating Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options and other equity awards, contributions made by the Company or a Participating Company under any employee benefit plan, and other similar items of compensation.

          2.9   "Enrollment Agreement" means an agreement between the Company and an employee, in such form as may be established by the Company from time to time, pursuant to which the employee elects to participate in the Plan, or elects changes with respect to such participation as permitted under the Plan.

          2.10 "ESPP Broker" means a stock brokerage or other entity designated by the Company to establish accounts for Class A common stock purchased under the Plan by participants.

          2.11 "Fair Market Value" means the closing sales price for a share of the Company's Class A common stock as quoted on the New York Stock Exchange on the date of determination, as reported in such source as the Committee deems reliable. Unless otherwise provided by the Committee, if there is no closing sales price for the Class A common stock on the date of determination, then the Fair Market Value shall be the closing sales price on the last preceding date for which such quotation exists.

          2.12 "Offering Date" as used in the Plan shall be the commencement date of an offering.

          2.13 "Participating Company" means the Company and any Subsidiary or Affiliate that has been designated by the Administrator to participate in the Plan. For purposes of participation in the Statutory Plan, only the Company and its Subsidiaries may be considered Participating Companies, and the Administrator shall designate from time to time which Subsidiaries will be Participating Companies in the Statutory Plan. The Administrator shall designate from time to time which Subsidiaries and Affiliates will be Participating Companies in particular Non-Statutory Plans; provided, however, that at any given time, a Subsidiary that is a Participating Company in the Statutory Plan will not be eligible to be a Participating Company in a Non-Statutory Plan. The foregoing designations and changes in designation by the Administrator shall not require stockholder approval. Notwithstanding the foregoing, the term "Participating Company" shall not include any Subsidiary or Affiliate that offers its employees the opportunity to participate in an employee stock purchase plan covering the Subsidiary's or Affiliate's common stock.

          2.14 "Plan" means this SemGroup Employee Stock Purchase Plan.

          2.15 "Purchase Price" is the price per share of Class A common stock of the Company as established pursuant to Section 5 of the Plan.

          2.16 "Subsidiary" means any corporation (other than the Company), domestic or foreign, that is in an unbroken chain of corporations beginning with Company if, on an Offering Date, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, as described in Code Section 424(f) and Treasury Regulation Section 1.421-1(i).

3.    Employees Eligible to Participate.    Any employee of a Participating Company who is in the employ of any Participating Company on the last business day preceding the Offering Date for an offering is eligible to participate in that offering, except employees whose customary employment is 20 hours or less per week and employees whose customary employment is for not more than 5 months in any calendar year.

4.    Offerings.    Subject to the right of the Company in its sole discretion to sooner terminate the Plan or to change the commencement date or term of any offering, commencing October 1, 2013, the Plan will operate with separate consecutive six-month offerings with the following Offering Dates: April 1 and October 1. Unless a termination of or change to the Plan has previously been made by the Company, the final offering under the Plan shall commence on April 1, 2023 and terminate on September 30, 2023. In order to become eligible to purchase shares, an employee must complete and submit an Enrollment Agreement and any other necessary documents before the Offering Date of the particular offering in which he or she wishes to participate. Participation in one offering under the Plan shall neither limit, nor require, participation in any other offering.

5.    Price.    The Purchase Price per share shall be eighty-five percent (85%) of the Fair Market Value of the Class A common stock of the Company on the last regular business day of the offering (but in no event less than the par value of a share of the Company's Class A common stock).

6.    Number of Shares to be Offered.    The maximum number of shares that will be offered under the Plan is one million (1,000,000) shares, subject to adjustment as permitted under Section 20. The shares to be sold to participants under the Plan will be Class A common stock of the Company. If the total number of shares for which options are to be granted on any date in accordance with Section 12 exceeds the number of shares then available under the Plan or a given sub-plan (after deduction of all shares for which options have been exercised under the Plan or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as it determines is practicable and equitable. In such event, the payroll deductions to be made pursuant to the authorizations therefor shall be reduced accordingly and the Company shall give written notice of the reduction to each employee affected.

7.     Participation.

          7.1   An eligible employee may become a participant by completing an Enrollment Agreement provided by the Company and submitting it to the Company, or with such other entity designated by the Company for this purpose, prior to the commencement of the offering to which it relates. The Enrollment Agreement may be completed at any time after the employee becomes eligible to participate in the Plan, and will be effective as of the Offering Date next following the receipt of a properly completed Enrollment Agreement by the Company (or the Company's designee for this purpose).

          7.2   Payroll deductions for a participant shall commence on the Offering Date as described in Section 7.1 above and shall continue through subsequent offerings pursuant to Section 10 until the participant's termination of employment, subject to modification by the employee as provided in Section 8.1, and unless participation is earlier withdrawn or suspended by the employee as provided in Section 9.

          7.3   Payroll deduction shall be the sole means of accumulating funds in a participant's Account, except in foreign countries where payroll deductions are not allowed, in which case the Company may authorize alternative payment methods.

          7.4   The Company may require current participants to complete a new Enrollment Agreement at any time it deems necessary or desirable to facilitate Plan administration or for any other reason.

8.     Payroll Deductions.

          8.1   At the time an employee files a payroll deduction authorization, the employee shall elect to have deductions made from the employee's Compensation on each payday during the time he or she is a participant in an offering at any non-fractional percentage rate from 1% to 10%. A participant may change his or her payroll deduction percentage election, including changing the payroll deduction percentage to zero, effective as of any Offering Date by filing a revised authorization, provided the revised authorization is filed prior to such Offering Date.

          8.2   All payroll deductions made for a participant shall be credited to his or her Account under the Plan. A participant may not make any separate cash payment into his or her Account nor may payment for shares be made other than by payroll deduction, except as provided under Section 7.3.

          8.3   A participant may withdraw from or suspend his or her participation in the Plan as provided in Section 9, but no other change can be made during an offering with respect to that offering. A participant may also make a prospective election, by changing his or her payroll deduction percentage to zero as set forth in Section 8.1, to cease participation in the Plan effective as of the next Offering Date. Other changes permitted under the Plan may only be made with respect to an offering that has not yet commenced.

9.     Withdrawal and Suspension.

          9.1   An employee may withdraw from an offering, in whole but not in part, at any time prior to the first day of the last calendar month of such offering by submitting a withdrawal notice to the Company, in which event the Company will refund the entire balance of his or her Account as soon as practicable thereafter.

          9.2   An employee may, at any time prior to the first day of the last calendar month of an offering, reduce to zero the percentage by which he or she has elected to have his or her Compensation reduced, thereby suspending participation in the Plan. The reduction will be effective as soon as administratively feasible after receipt of the participant's election. Shares shall be purchased in accordance with Section 13 based on the amounts accumulated in the participant's Account prior to the suspension of payroll deductions.

          9.3   If an employee withdraws or suspends his or her participation pursuant to Section 9.1 or 9.2, he or she shall not participate in a subsequent offering unless and until he or she re-enters the Plan. To re-enter the Plan, an employee who has previously withdrawn or suspended participation by reducing payroll deductions to zero must file a new Enrollment Agreement in accordance with Section 7.1. The employee's re-entry into the Plan will not become effective before the beginning of the next offering following his or her withdrawal or suspension.

10.    Automatic Re-Enrollment.    At the termination of each offering each participating employee who continues to be eligible to participate pursuant to Section 3 shall be automatically re-enrolled in the next offering, unless the employee has advised the Company otherwise. Upon termination of the Plan, any balance in each employee's Account shall be refunded to him or her.

11.    Interest.    No interest will be paid or credited to any amount in the Accounts of participating employees, except to the extent payment of interest is required by the laws of any applicable jurisdiction.

12.    Granting of Option.    On each Offering Date, the Plan shall be deemed to have granted to the participant an option for as many shares (which shall not include fractional shares unless specifically provided for in the offering) as he or she will be able to purchase with the amounts credited to his or her Account during his or her participation in that offering. Notwithstanding the foregoing, no participant may purchase more than 12,500 shares of Class A common stock during any single offering. This number may be adjusted as permitted pursuant to Section 20 of the Plan.

13.   Exercise of Option.

          13.1 Each employee who continues to be a participant in an offering on the last business day of that offering shall be deemed to have exercised his or her option on that date and shall be deemed to have purchased from the Company the number of shares of Class A common stock reserved for the purpose of the Plan as the balance of his or her Account on such date will pay for at the Purchase Price. In no event shall an option be exercised after the expiration of five years from the date the option is granted.

          13.2 No fractional shares shall be issued upon the exercise of an option unless specifically provided for in the offering. If any amount of accumulated funds remains in a participant's Account after the purchase of shares of the Company's Class A common stock and such remaining amount is less than the amount required to purchase one share of Class A common stock on the last business day of an offering, then such remaining amount shall be held in such participant's Account for the purchase of shares of Class A common stock under the next offering under the Plan, unless such participant withdraws from such next offering, as provided in Section 9, or is not eligible to participate in such offering, as provided in Section 3, in which case such amount shall be distributed to such participant after the last business day of the offering, without interest. If the amount of funds remaining in a participant's Account after the purchase of shares of Class A common stock is at least equal to the amount required to purchase one (1) whole share of Class A common stock on the last business day of the offering, then such remaining amount shall be distributed in full to such participant at the end of the offering without interest.

14.    Tax Obligations.    To the extent any (i) grant of an option to purchase shares, (ii) purchase of shares, or (iii) disposition of shares purchased under the Plan gives rise to any tax withholding obligation (including, without limitation, income and payroll withholding taxes imposed by any jurisdiction) the Administrator may implement appropriate procedures to ensure that such tax withholding obligations are met. Those procedures may include, without limitation, increased withholding from an employee's current compensation, cash payments to the Company or another Participating Company by an employee, or a sale of a portion of the Class A common stock purchased under the Plan, which sale may be required and initiated by the Company.

15.    Employee's Rights as a Stockholder.    No participating employee shall have any right as a stockholder with respect to any shares until the shares have been purchased in accordance with Section 13 and the Class A common stock has been issued by the Company.

16.   Evidence of Stock Ownership.

          16.1 Following the end of each offering, the number of shares of Class A common stock purchased by each participant shall be deposited into an account established in the participant's name at the ESPP Broker.

          16.2 A participant shall be free to undertake a disposition (as that term is defined in Section 424(c) of the Code) of the shares in his or her ESPP Broker account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the participant's ESPP Broker account until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to shares for which the Section 423(a) holding period has been satisfied, the participant may move those shares to another brokerage account of participant's choosing.

          16.3 Notwithstanding the above, a participant who is not subject to income taxation under the Code may move his or her shares to another brokerage account of his or her choosing at any time, without regard to the satisfaction of the Section 423(a) holding period.

17.    Rights Not Transferable.    No employee shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his or her Account or an option or any rights with regard to the exercise of an option or rights to receive shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the employee. If any such action is taken by the employee, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, the action or claim will be treated as an election to withdraw funds in accordance with Section 9. During the employee's lifetime, only the employee can make decisions regarding the participation in or withdrawal from an offering under the Plan.

18.    Termination of Employment.    Upon termination of employment for any reason whatsoever, including but not limited to death or retirement, the balance in the Account of a participating employee shall be paid to the employee or his or her estate. Whether and when employment is deemed terminated for purposes of the Plan shall be determined by the Administrator in its sole discretion and may be determined without regard to statutory notice periods or other periods following termination of active employment.

19.    Amendment or Discontinuance of the Plan.    The Committee and the Board shall have the right at any time and without notice to amend, modify or terminate the Plan, in any respect or in such manner as the Committee and Board shall determine; provided that no such amendment of the Plan shall, except as provided in Section 20, increase the total number of shares to be offered under the Plan above the limit specified in Section 6 unless stockholder approval is obtained therefor.

20.    Changes in Capitalization.    In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the Class A common stock of the Company, the Committee may make such adjustment, if any, as it may deem appropriate in the number, kind, and the price of shares available for purchase under the Plan, and in the number of shares which an employee is entitled to purchase including, without limitation, closing an offering early and permitting purchase on the last business day of the reduced offering period, or terminating an offering and refunding participants' Account balances.

21.    Share Ownership.    Notwithstanding anything in the Plan to the contrary, no employee shall be permitted to subscribe for any shares under the Plan if the employee, immediately after such subscription, owns shares (including all shares that may be purchased under outstanding offerings under the Plan) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of its parent or subsidiary corporations. For the foregoing purposes the rules of Section 424(d) of the Code shall apply in determining share ownership, and shares the employee may purchase under outstanding offerings shall be treated as owned by the employee. In addition, no employee shall be allowed to subscribe for any shares under the Plan that permit his or her rights to purchase shares under all "employee stock purchase plans" of the Company and its parent or subsidiary corporations to accrue at a rate that exceeds $25,000 of Fair Market Value of such shares (determined at the time such right to subscribe is granted) for each calendar year in which the right to subscribe is outstanding at any time. Notwithstanding the above, lower limitations may be imposed with respect to participants in a Non-Statutory Plan or participants in the Statutory Plan who are subject to laws of another jurisdiction where lower limitations are required.

22.   Administration and Board Authority.

          22.1 The Plan shall be administered by the Board. The Board has delegated its full authority under the Plan to the Committee, and the Committee may further delegate any or all of its authority under the Plan to such senior officer(s) of the Company as it may designate. Notwithstanding any such delegation of authority, the Board may itself take any action under the Plan in its discretion at any time, and any reference in this Plan document to the rights and obligations of the Committee shall be construed to apply equally to the Board. Any references to the Board mean only the Board. The authority that may be delegated by the Committee includes, without limitation, the authority to (i) establish Non-Statutory Plans and determine the terms of such sub-plans, (ii) designate from time to time which Subsidiaries will participate in the Statutory Plan, which Subsidiaries and Affiliates will be Participating Companies, and which Participating Companies will participate in a particular Non-Statutory Plan, (iii) determine procedures for eligible employees to enroll in or withdraw from a sub-plan, setting or changing payroll deduction percentages, and obtaining necessary tax withholdings, (iv) allocate the available shares under the Plan to the sub-plans for particular offerings, and (v) adopt amendments to the Plan or any sub-plan including, without limitation, amendments to increase the shares available for issuance under the Plan pursuant to Section 20 (but not including increases in the available shares above the maximum permitted by Sections 6 and 20 which shall require Board and stockholder approval).

          22.2 The Administrator shall be vested with full authority and discretion to construe the terms of the Plan and make factual determinations under the Plan, and to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Administrator in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all participants and any and all persons claiming under or through any participant. The Administrator may retain outside entities and professionals to assist in the administration of the Plan including, without limitation, a vendor or vendors to perform enrollment and brokerage services. The authority of the Administrator will specifically include, without limitation, the power to make any changes to the Plan with respect to the participation of employees of any Subsidiary or Affiliate that is organized under the laws of a country other than the United States of America when the Administrator deems such changes to be necessary or appropriate to achieve a desired tax treatment in such foreign jurisdiction or to comply with the laws applicable to such non-U.S. Subsidiaries or Affiliates. Those changes may include, without limitation, the exclusion of particular Subsidiaries or Affiliates from participation in the plan; modifications to eligibility criteria, maximum number or value of shares that may be purchased in a given period, or other requirements set forth herein; and procedural or administrative modifications. Any modification relating to offerings to a particular Participating Company will apply only to that Participating Company, and will apply equally to all similarly situated employees of that Participating Company. The rights and privileges of all employees granted options under the Statutory Plan shall be the same. To the extent any changes approved by the Administrator would jeopardize the tax-qualified status of the Statutory Plan, the change shall cause the Participating Companies affected thereby to be considered Participating Companies under a Non-Statutory Plan or Non-Statutory Plans instead of the Statutory Plan.

23.    Notices.    All notices or other communications by a participant to the Company or other entity designated for a particular purpose under or in connection with the Plan shall be deemed to have been duly given when received by the Company or other designated entity, or when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

24.    Termination of the Plan.    The Plan will terminate at the earliest of the following:

          24.1 September 30, 2023;

          24.2 The date of the filing of a Certificate of Dissolution by the Company or the effective date of a merger or consolidation wherein the Company is not to be the surviving corporation, which merger or consolidation is not between or among corporations related to the Company. Prior to the occurrence of either of such events, on such date as the Company may determine, the Company may permit a participating employee to exercise the option to purchase shares for as many shares as the balance of his or her Account will allow at the price set forth in accordance with Section 5. If the employee elects to purchase shares, any remaining balance of the employee's Account will be refunded to the employee after that purchase;

          24.3 The date the Board acts to terminate the Plan in accordance with Section 19; and

          24.4 The date when all shares reserved under the Plan have been purchased.

25.    Limitations on Sale of Stock Purchased Under the Plan.    The Plan is intended to provide Class A common stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of the employee's own affairs. An employee, therefore, may sell Class A common stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable Federal, state or foreign securities laws and Company policy. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE COMPANY'S CLASS A COMMON STOCK.

26.    Governmental Regulation/Compliance with Applicable Law/Separate Offering.    The Company's obligation to sell and deliver shares of the Company's Class A common stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such shares. In addition, the terms of an offering under the Plan, or the rights of an employee under an offering, may be modified to the extent required by applicable law. For purposes of the Plan, the Administrator also may designate separate offerings under the Plan (the terms of which need not be identical) in which eligible employees of one or more Participating Companies will participate, even if the dates of the offerings are identical.

27.    No Employment/Service Rights.    Nothing in the Plan shall confer upon any employee the right to continue in employment for any period of specific duration, nor interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary or Affiliate employing such person), or of any employee, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

28.    Dates and Times.    All references in the Plan to a date or time are intended to refer to dates and times determined pursuant to U.S. Central Time. Business days for purposes of the Plan are U.S. business days.

29.    Masculine and Feminine, Singular and Plural.    Whenever used in the Plan, a pronoun shall include the opposite gender and the singular shall include the plural, and the plural shall include the singular, whenever the context shall plainly so require.

30.    Governing Law.    The Plan shall be governed by the laws of the State of Delaware, U.S.A., without regard to Delaware laws that might cause other law to govern under applicable principles of conflicts of law.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01MLTB 1 U PX + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. Nominees: 01 - Ronald A. Ballschmiede 02 - Sarah M. Barpoulis 03 - John F. Chlebowski 04 - Karl F. Kurz 05 - James H. Lytal 06 - Thomas R. McDaniel 07 - Norman J. Szydlowski 1. Election of Directors: For Against Abstain 2. To approve, on a non-binding advisory basis, the compensation of the company’s named executive officers. 4. Ratification of BDO USA, LLP as independent registered public accounting firm for 2013. For Against Abstain 3. To approve the SemGroup Employee Stock Purchase Plan. IMPORTANT ANNUAL MEETING INFORMATION In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments thereof. Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. _____________________________________________ 1234 5678 9012 345 MMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MMMMMMM MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C123456789 C 1234567890 J N T 1 6 1 6 4 9 1 MMMMMMMMMMMMMMM 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 21, 2013. Vote by Internet • Go to www.investorvote.com/SEMG • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Annual Meeting – May 22, 2013 Doubletree by Hilton Hotel Tulsa at Warren Place 6110 South Yale Ave., Tulsa, Oklahoma THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints John F. Chlebowski, Thomas R. McDaniel and Norman J. Szydlowski, and each of them, with full power of substitution, as proxies to represent and vote all of the shares of Class A Common Stock and/or Class B Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of SemGroup Corporation to be held on the 22nd day of May, 2013, at 9:00 a.m., local time, at the Doubletree by Hilton Hotel Tulsa at Warren Place, 6110 South Yale, Tulsa, Oklahoma, and at any and all adjournments thereof, on all matters coming before said meeting. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL NOMINEES ON PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4. PLEASE MARK, SIGN AND DATE THE PROXY ON THE REVERSE SIDE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. PLEASE MARK, SIGN AND DATE THE PROXY ON THE REVERSE SIDE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. . Proxy — SemGroup Corporation C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Important Notice Regarding the Availability of Proxy Materials for the 2013 Annual Meeting of Stockholders to be Held on May 22, 2013: Stockholders may view the proxy statement, this form of proxy and our 2012 Annual Report to Stockholders over the Internet by accessing our website at: http://www.semgroupcorp.com. + + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q